As filed with the U.S. Securities and Exchange Commission on May 6, 2026.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WEBUY GLOBAL LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	7389	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS. Employer Identification Number)

35 Tampines Street 92

Singapore 528880
+65 8859 9762
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

c/o Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

William S. Rosenstadt, Esq.
Mengyi “Jason” Ye, Esq.
Yarona L. Yieh, Esq.
Ortoli Rosenstadt LLP
366 Madison Avenue, 3rd Floor
New York, NY 10017
212-588-0022

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED May 6, 2026

WEBUY GLOBAL LTD

Up to 50,200,000 Class A Ordinary Shares to be Sold by the Selling Shareholder

This prospectus relates to the resale from time to time by Dogwood Partners, an exempted company with limited liability incorporated in the Cayman Islands (“Dogwood” or the “Selling Shareholder”), of up to 50,200,000 Class A ordinary shares, par value $0.0000462 per share (“Class A Ordinary Shares”) of WEBUY GLOBAL LTD, an exempted company incorporated in the Cayman Islands (“we,” “us,” “our,” or the “Company”), that have been or, in our discretion, may be issued by us to Dogwood pursuant to that certain ordinary share purchase agreement, dated as of March 23, 2026, by and between us and Dogwood (the “Ordinary Share Purchase Agreement”). Such Class A Ordinary Shares include (i) up to 50,000,000 Class A Ordinary Shares, based on the minimum floor price of $0.40 per share under the Ordinary Share Purchase Agreement, that we may, in our sole discretion, elect to issue and sell to Dogwood, from time to time after all conditions to commencement set forth in the Ordinary Share Purchase Agreement have initially been satisfied (“the Commencement”), and (ii) 200,000 Class A Ordinary Shares we issued to Dogwood as consideration for its execution and delivery of the Ordinary Share Purchase Agreement (the “Commitment Shares”). The actual number of shares issuable under the Ordinary Share Purchase Agreement will depend on the purchase prices and other terms of any VWAP Purchases and may be less than the number of shares being registered. If we issue and sell shares at prices lower than the assumed price used for purposes of this prospectus, we may be required to file additional registration statement(s) to register the resale of additional shares, and such registration statement(s) would be required to be declared effective by the SEC.

From and after the Commencement, and on any business day selected by the Company where the closing sale price of the Class A Ordinary Shares on the immediately preceding Trading Day (as defined in the Ordinary Share Purchase Agreement) is equal to or greater than $0.50 (subject to the satisfaction of the other conditions set forth in the Ordinary Share Purchase Agreement), the Company may, in its sole discretion, require Dogwood to purchase Class A Ordinary Shares by delivering one or more VWAP purchase notices (each, a “VWAP Purchase Notice”). The purchase price per share for each VWAP Purchase is calculated by reference to the market price of the Class A Ordinary Shares during the applicable pricing period and is equal to ninety-seven percent (97%) of the lesser of (a) the lowest sale price of the Class A Ordinary Shares on the applicable VWAP Purchase Date (as defined below) and (b) the VWAP during the applicable VWAP Purchase Period, but in no event less than the “Floor Price,” which is the greater of (a) ninety-seven percent (97%) of the closing sale price of our Class A Ordinary Shares on the Trading Day preceding the Trading Day on which the applicable VWAP Purchase Notice is delivered to Dogwood and (b) $0.40 per Class A Ordinary Share.

Each VWAP Purchase is subject to certain limitations and conditions, including a minimum closing sale price condition of $0.50 on the immediately preceding trading day, a maximum purchase amount/maximum number of shares per VWAP Purchase of the lesser of $500,000 and 35% of the average daily trading volume during the five (5) trading days preceding the applicable VWAP Purchase Date, and a beneficial ownership limitation that generally prohibits the Company from issuing shares to Dogwood if, after giving effect to such issuance, Dogwood (together with its affiliates) would beneficially own more than 4.99% of the Company’s outstanding Class A Ordinary Shares (the “Beneficial Ownership Limitation”), in each case as set forth in the Ordinary Share Purchase Agreement.

In connection with entering into the Ordinary Share Purchase Agreement, the Company has (i) paid Dogwood $25,000 in cash for certain reasonable, out-of-pocket expenses (including legal fees and disbursements) and (ii) issued the Commitment Shares. In addition, sales of the Commitment Shares may be subject to certain limitations during the first 120 days following the effective date of the registration statement, as set forth in the Ordinary Share Purchase Agreement.

The Ordinary Share Purchase Agreement will terminate automatically upon the earliest to occur of certain events, including the twenty-four (24) month anniversary of the Closing Date, the expiration of the applicable registration statement under Securities Act Rule 415(a)(5), and certain other termination events, and may be terminated earlier in accordance with its terms.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of Class A Ordinary Shares by the Selling Shareholder. However, we may receive up to $20,000,000 aggregate gross proceeds under the Ordinary Share Purchase Agreement from sales of Class A Ordinary Shares we may elect to make to Dogwood pursuant to the Ordinary Share Purchase Agreement after the Commencement. See “Plan of Distribution” for a description of the Ordinary Share Purchase Agreement and “Selling Shareholder” for additional information regarding Dogwood.

We will pay the expenses of registering the resale of the Class A Ordinary Shares offered by this prospectus, but all selling and other expenses incurred by the Selling Shareholder will be paid by the Selling Shareholder. The Selling Shareholder may sell the Class A Ordinary Shares offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution”. The prices at which the Selling Shareholder may sell shares will be determined by the prevailing market price for the Class A Ordinary Shares or in negotiated transactions.

Dogwood is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”), and any profits on the sales of Class A Ordinary Shares by the Selling Shareholder and any discounts, commissions, or concessions received by Dogwood are deemed to be underwriting discounts and commissions under the Securities Act.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see Implications of Being an Emerging Growth Company and Implications of Being a Foreign Private Issuer beginning on page 6 for more information.

We are a holding company that is incorporated in the Cayman Islands. As a holding company with no operations, we conduct all of our operations through our subsidiaries in Singapore and Indonesia. The Class A Ordinary Shares offered in this offering are shares of the holding company that is incorporated in the Cayman Islands. Investors of our Class A Ordinary Shares should be aware that they may never directly hold equity interests in our subsidiaries.

Our Class A Ordinary Shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “WBUY”. The last reported sale price of the Class A Ordinary Shares was $1.335 on May 4, 2026.

The information contained or incorporated in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the “Risk Factors’’ section of this prospectus, and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in the applicable prospectus supplement before you make your investment decision.

Neither the U.S. Securities and Exchange Commission, the Cayman Islands Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information provided in this prospectus and any applicable prospectus supplement. Neither we nor the Selling Shareholder have authorized anyone to provide you with different information. Neither we nor the Selling Shareholder are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus and any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus, our business, financial condition, results of operations, and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the SEC using a continuous offering process. Under this continuous offering process, the Selling Shareholder may, from time to time, offer and sell up to an aggregate of 50,200,000 Class A Ordinary Shares as described in the section titled “Plan of Distribution.”

You should read this prospectus, exhibits filed as part of the registration statement, and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” in this prospectus.

You should rely only on the information provided in this prospectus, exhibits filed as part of the registration statement, or documents incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. This prospectus covers offers and sales of our Class A Ordinary Shares only in jurisdictions in which such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Class A Ordinary Shares. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus may be supplemented from time to time to add, update, or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

ii

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Class A Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that are incorporated by reference in this prospectus from the annual report for the most recently completed fiscal year.

Except where the context otherwise requires and for purposes of this annual report only, references to:

●	“ATPL” are to Altitude Travel Pte. Ltd., formerly known as Bear Bear Pte. Ltd., a wholly owned subsidiary of WeBuy;

●	“AMPL” are to Altitude MICE Pte. Ltd., formerly known as Webuy Advisory Pte. Ltd., a wholly owned subsidiary of WeBuy;

●	“Class A Ordinary Shares” are to Class A ordinary shares of WeBuy, par value $0.0000462 per share;

●	“Class B Ordinary Shares” are to Class B ordinary shares of WeBuy, par value $0.0000462 per share;

●	“New Retail” are to New Retail International Pte Ltd., a wholly owned subsidiary of WeBuy;

●	“PTBK” are to PT Buah Kita Retail, a wholly owned subsidiary of PTWB;

●	“PTWB” are to PT Webuy Social Indonesia a 95% owned subsidiary of New Retail;

●	“PTWT” are to PT Webuy Travel Indonesia, a 70% owned subsidiary of PTWB;

●	“Subsidiaries” are to New Retail International Pte Ltd., The Shopaholic Bear Pte Ltd., Altitude Travel Pte. Ltd., and PT Webuy Social Indonesia, PT Buah Kita Retail, PT Webuy Travel Indonesia, Webuy Travel Pte. Ltd., Altitude MICE Pte. Ltd., Webuy Prime Indonesia, and PT Travel With Webuy;

●	“TSB” are to The Shopaholic Bear Pte Ltd., a wholly owned subsidiary of New Retail;

●	“WTPL” are to Webuy Travel Pte. Ltd., a wholly owned subsidiary of New Retail.

●	“WPI” are to Webuy Prime Indonesia, a 99% owned subsidiary of New Retail;

●	“TWW” are to PT Travel With Webuy, a 99% owned subsidiary of WTPL;

●	“We”, “us”, “our”, the “Company”, and “our company” are to WeBuy and its Subsidiaries; and

●	“WeBuy” are to WEBUY GLOBAL LTD, an exempted company with limited liability incorporated under the laws of the Cayman Islands.

Corporate History and Structure

The following is an organizational chart setting forth our corporate structure as of the date of this prospectus.

Business Overview

We are an Asia-focused travel services company that operates a technology-enabled travel platform serving outbound and inbound travel demand across key regional markets, including Singapore, Indonesia, Malaysia, and China. Through our WeTrip platform, we primarily serve international travelers from western markets, including the United States, the United Kingdom, and Australia, who travel to China and other destinations in Asia. In Southeast Asia, particularly Singapore and Indonesia, we serve outbound travel demand from local customers through our Webuy Travel brand, which focuses on providing affordable yet high-quality travel experiences to destinations worldwide. We also operate the Altitude brand, which is designed to serve customers seeking more curated and premium travel experiences through an advisory-based service model supported by immersive destination presentation and AI-assisted personalization tools.

Following the Company’s strategic focus on its travel business, Webuy has transitioned toward travel-related operations supported by a technology-enabled operating model. This model integrates digital tools and data-driven capabilities designed to support customer acquisition, itinerary personalization, and travel service delivery across the Company’s platforms.

Prior to the third quarter of 2025, we primarily operated a community e-commerce retail business focused on grocery and daily essentials. Through that business, we developed a base of community users and capabilities in digital marketing, social commerce, and group-based customer engagement. Beginning in the third quarter of 2025, we transitioned our primary business focus from community e-commerce to travel services and related technology infrastructure. As a result, we have limited operating history in the travel services industry, and our future results of operations may not be comparable to our historical results. See “Risk Factors — Risks Related to Our Business and Industry” as set forth in our Annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 29, 2026 (the “2025 Annual Report”).

Our Business Model

Our travel business is organized around three principal operating areas:

Customer acquisition and sales enablement.

We use digital marketing, social commerce, and AI-based tools across online and offline channels to identify customer demand, support our sales teams, and facilitate lead conversion. For internal operational functions, including customer inquiry handling, marketing content generation, and sales workflow automation, we primarily utilize commercially available third-party AI software solutions integrated into our operational processes.

Product design and fulfillment.

We are developing an internally developed AI Travel Assistant device as part of our WeTrip platform, designed to support travelers during their journeys by providing AI-guided destination commentary, multilingual translation, conversational question-and-answer interaction, and personalized travel recommendations. For internal operational purposes, we utilize third-party, off-the-shelf AI tools, including AI chat assistants, workflow automation agents, and AI-based content generation tools, to support employee productivity and daily operational tasks.

Community engagement and customer retention.

We leverage community leaders, group-based social engagement, and customer programs to support brand awareness and repeat customer activity. We are developing the Golden Circle initiative, a loyalty and engagement program designed to support recurring customer interaction and retention. The Golden Circle initiative is in an early stage of development.

Our Services

We currently operate our travel business through three principal brands:

WeTrip

Our WeTrip platform provides travel booking services, itinerary planning, travel product distribution, and inbound China travel services through strategic partnerships. We distribute travel products through both online and offline channels and engage customers through digital marketing and social commerce tools.

Webuy Travel

Our Webuy Travel brand focuses on outbound travel services for customers in Southeast Asia, particularly Singapore and Indonesia. Through this brand, we provide travel booking services, curated tour packages, itinerary planning, and travel product distribution across multiple destinations worldwide. Our offerings include group tours with fixed itineraries, customized private tours, and “free and easy” travel packages that allow customers to travel independently with pre-arranged accommodations and travel arrangements. We distribute these travel products through both online and offline channels and engage customers through digital marketing and social commerce tools.

Altitude

Our Altitude brand is designed to serve the premium travel segment through a curated advisory model that uses content-based product presentation and AI-assisted personalization tools.

Our Markets

We currently operate in Singapore, Indonesia, and Malaysia and serve both outbound travel demand from these markets and inbound travel demand to China. In Indonesia, we have expanded our operations to include a presence in Surabaya. The travel markets in Southeast Asia and the China inbound travel corridor represent large addressable markets, although we face substantial competition from established online travel agencies, traditional travel service providers, and other technology-enabled platforms. See “Risk Factors — Risks Related to Our Business and Industry — We have a limited operating history in the travel services industry, and our historical results of operations may not be indicative of our future performance” in our 2025 Annual Report.

Business Transition

Our transition from community e-commerce to travel services reflects our assessment that the travel business has different margin and cash flow characteristics compared to our prior grocery business. However, we have a limited operating history in travel services, and there can be no assurance that we will achieve the margin profiles or operating efficiencies that we anticipate. Our ability to grow our travel business is subject to a number of risks and uncertainties, including competition, regulatory developments, capital availability, and our ability to attract and retain customers. See “Risk Factors.” In 2026, we intend to continue expanding our travel operations across Southeast Asia, further develop our AI-based operating tools, and advance our multi-brand strategy. Our ability to execute these initiatives is subject to market conditions, regulatory developments, competitive dynamics, capital availability, and operational performance.

Competitive Strengths

Digital marketing and customer acquisition capabilities

Through our prior community e-commerce operations and our current travel business, we have developed operational experience in digital marketing, social commerce, localized customer acquisition, and cross-border travel demand generation across multiple Southeast Asian markets. We utilize these capabilities to acquire customers and generate travel bookings through both online and offline channels, and we seek to apply them as we expand into additional markets, including the China inbound travel corridor. Our ability to successfully leverage these capabilities in new markets and geographies is subject to a number of risks and uncertainties. See “Risk Factors — Risks Related to Our Business and Industry.”

Technology-enabled operating model

We are building an operating model that applies AI-based tools across multiple stages of our travel business, including customer acquisition, sales support, itinerary generation, product matching, and travel fulfillment. We seek to integrate customer data, product data, and operational data across these functions to support decision-making and service delivery.

Community engagement experience

Our prior community e-commerce business provided us with experience in group-based customer engagement, social referral-driven marketing, and localized demand aggregation. We seek to apply this experience to our travel business to support customer acquisition and retention, including through our Golden Circle loyalty and engagement program, which is currently in an early stage of development.

Multi-brand approach

We operate our travel business through three brands: WeTrip, which serves the broader travel market; Webuy Travel, which focuses on providing affordable yet high-quality travel experiences to destinations worldwide; and Altitude, which is designed to serve the premium travel segment. This multi-brand structure is intended to enable us to address different customer segments and price points.

Presence in large addressable markets

We operate in Singapore, Indonesia, and Malaysia and serve both outbound travel demand from these markets and inbound travel demand to China. We believe that these travel corridors represent significant market opportunities.

Our Customers

Our customers primarily consist of individual consumers and small groups purchasing travel-related services through our platforms and brands, including WeTrip, Webuy Travel, and Altitude. These customers are generally retail travelers seeking outbound or inbound travel services, including group tours, customized itineraries, and independent travel arrangements.

We serve customers across multiple geographic markets. In Southeast Asia, particularly Singapore and Indonesia, our customers are primarily local residents purchasing outbound travel products to destinations worldwide. Through our WeTrip platform, we also serve international travelers, including customers from the United States, the United Kingdom, and Australia, who seek inbound travel services to China and other destinations in Asia.

Our customer base is diversified, and no single customer accounted for a significant portion of our total revenue during the periods presented. We generally do not enter into long-term contractual arrangements with individual customers, and transactions are typically conducted on a per-booking basis.

Our customer acquisition relies primarily on digital marketing channels, social commerce platforms, and community-based engagement models. We also utilize offline sales channels, including travel consultants and physical events, to support customer conversion and engagement.

Demand for our services is subject to seasonal trends, with peak travel periods typically occurring during major holiday seasons, including school holidays and year-end holidays in our operating markets. Customer purchasing behavior may also be influenced by macroeconomic conditions, travel restrictions, and other external factors that affect discretionary consumer spending.

As we have transitioned our business focus from community e-commerce to travel services beginning in the third quarter of 2025, our current customer base differs from our historical customer base. While we seek to leverage prior experience in community-based engagement and customer acquisition, there can be no assurance that we will be able to successfully attract, retain, or expand our customer base in the travel services industry.

Data Security and Protection

We operate with a comprehensive security system that covers our platform, data and services. To ensure that customers’ card details are kept confidential and secure and that Webuy does not access or retain their card information, we partner with online payment service provider - Red Dot Payment and Airwallex Payment gateway to handle the payment transactions.

We have a cyber-security policy in place, and rely on various mobile features to enhance cyber security. For instance, we use high-strength encryption algorithms such as AES to encrypt removable disks. As the encrypted removable disk can only be used inside the company, if the employees attempt to bring it outside of the company premises, they be unable to access the disk.

We also have in place hardware and device management system, containing features such as a hardware change alarm, USB port management and disable devices such as FireWire, PCMCIA bus, and disable CD-ROM.

Document and data encryption is also used to enhance data security. For instance, we make use of real-time encryption and decryption to encrypt files created by users in real time, which automatically decrypts during access to prevent it from being accessed externally. Other encryptions include smart encryption to combine sensitive content identification technology with document transparent encryption technology - newly created files will be scanned in real time and sensitive content will be encrypted. We also make use of shear plate control technology, which controls the clipboard usage rights between authorized software users and unauthorized software users. This restricts the right to prohibit ciphertext copying to plaintext, while allowing copying between ciphertexts.

We also conduct sensitive content analysis, with a data classification library which contains classification rules, and sensitive content scanning which allows for a quick analysis of whether the documents contain sensitive data upon scanning the documents.

Our login method for the server is designed to prevent intrusion. It incorporates OpenVPN’s proprietary network authentication and disables direct login by password, replacing it with a 22 port login. We also make use of Alibaba’s cloud backend management system, which uses an enhanced two-step verification.

Implication of Being a Foreign Private Issuer

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

●	Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

●	Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (1) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (2) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we intend to have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

On December 18, 2025, President Trump signed into law the Holding Foreign Insiders Accountable Act (“HFIAA”), which eliminates the exemption to comply with Section 16 of the Exchange Act. Beginning March 18, 2026, our directors and officers of foreign private issuers are required to publicly report their ownership in, and transactions involving, the applicable foreign private issuer’s securities to the SEC on Forms 3, 4, and 5.

Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Recent Developments

Initial Public Offering

On October 20, 2023, the Company completed its initial public offering. In this offering, the Company issued 3,800,000 ordinary shares of par value US$0.000000385 each (“ordinary shares”) at a price of US$4.00 per share. The Company received gross proceeds in the amount of US$15,200,000 before deducting any underwriting discounts and expenses. The ordinary shares began trading on October 19, 2023 on the Nasdaq Capital Market under the ticker symbol “WBUY.”

On November 3 and November 24, 2023, the underwriters exercised their over-allotment option in full to purchase an additional 150,000 and 420,000 ordinary shares, respectively. The Company received gross proceeds of US$2,280,000 in the aggregate before deducting underwriting discounts and expenses.

The ordinary shares issued by the Company in connection with the initial public offering were subsequently re-designated and re-classified as Class A ordinary shares with a par value of US$0.000000385 each on a one-to-one- basis on March 8, 2024.

Change of Directors and Management

On December 14, 2023, Ms. Lixia Tu tendered her resignation as an independent director, the chairwoman of the Audit Committee, and a member of the Nominating Committee and the Compensation Committee of the Company, effective December 14, 2023. On February 1, 2024, at the recommendation of the Nominating Committee and the Compensation Committee, the Board of Directors approved and confirmed the appointment of Ms. Fangqin Lin as the succeeding independent director, the chairwoman of the Audit Committee and a member of the Nominating Committee and the Compensation Committee of the Company, effective February 1, 2024.

On May 31, 2025, Ms. Fangqin Lin tendered her resignation as an independent director, the chairwoman of the Audit Committee, and a member of the Nominating Committee and the Compensation Committee of the Company, effective June 1, 2025. On June 12, 2025, Mr. Heng Wee Koon was appointed as an independent director and as chair of the Audit Committee and a member of the Nominating Committee and the Compensation Committee of the Company, effective June 12, 2025.

On September 25, 2025, Mr. Heng Wee Koon notified the Company of his resignation as an independent director, effective September 25, 2025.

On October 22, 2025, approved by the Board of Directors, the Nominating Committee and the Compensation Committee, Ms. Amanda Guo Jie was appointed as independent director and chair of audit committee of the Company, effective October 22, 2025.

On October 23, 2025, Ms. Phang Ai Lian notified the Company of her resignation as the Chief Financial Officer, effective October 23, 2025. On October 22, 2025, approved by the Board of Directors, the Nominating Committee and the Compensation Committee, Mr. Youyi Zhang was appointed as the Chief Financial Officer, effective October 23, 2025.  On October 23, 2025, approved by the Board of Directors, Ms. Phang Ai Lian was appointed as the Chief Operating Officer, effective October 23, 2025.

On December 24, 2025, the Board of Directors of the Company has approved the resignation of Ms. Michelle Ting Ting Tan as the Company’s Director.

General Shareholders Meetings

On March 8, 2024, the Company held an extraordinary general shareholder meeting (“EGM”) and effected amendments to its amended and restated memorandum and articles of association, under which the authorized share capital of the Company of US$100,100, which was divided into 260,000,000,000 ordinary shares, of a par value of US$0.000000385 each, was redesignated into (a) 259,950,000,000 Class A ordinary shares of a par value of US$0.000000385 each, and (b) 50,000,000 Class B ordinary shares of a par value of US$0.000000385 each, and the 21,395,400 authorized and issued and outstanding ordinary shares held by BIN XUE, GBUY GLOBAL LTD, and WEBUY TALENT LTD were re-designated and re-classified as 21,395,400 Class B ordinary shares with a par value of US$0.000000385 each.

On December 18, 2024, the Company held an annual general shareholder meeting (“AGM”) at which the shareholders approved, among others, a share consolidation of the Company’s issued and unissued ordinary shares at a ratio of not less than one (1)-for-ten (10) and not more than one (1)-for-forty (40) (the “Range”), with the exact ratio within the Range and the exact date to be determined by the Board in its sole discretion within 1 year. On January 15, 2025, the Board approved a share consolidation at a ratio of one (1)-for-forty (40), resulting in a change of the Company’s authorised share capital from US$100,100 divided into 260,000,000,000 ordinary shares, of a par value of US$0.000000385 each, divided into (a) 259,950,000,000 Class A ordinary shares of a par value of US$0.000000385 each and (b) 50,000,000 Class B ordinary shares of a par value of US$0.000000385 each to US$100,100 divided into 6,500,000,000 shares of a nominal or par value of US$0.0000154 each in the share capital of the Company divided into 6,498,750,000 Class A ordinary shares of a nominal or par value of US$0.0000154 each and 1,250,000 Class B ordinary shares of a nominal or par value of US$0.0000154 each.

On March 21, 2025, the Company held an EGM and effected (i) a share consolidation of the Company’s issued and unissued ordinary shares at a ratio of one (1)-for-three (3), resulting in a change of the Company’s authorised share capital from US$100,100 divided into 6,500,000,000 ordinary shares of a par value of US$0.0000154 each comprising (a) 6,498,750,000 Class A ordinary shares of a par value of US$0.0000154 each and (b) 1,250,000 Class B ordinary shares of a par value of US$0.0000154 each, to US$100,100 divided into 2,166,666,666.666 ordinary shares of a par value of US$0.0000462 each comprising (a) 2,166,250,000 Class A ordinary shares of a par value of US$0.0000462 each and (b) 416,666.666 Class B ordinary shares of a par value of US$0.0000462 each; and (ii) immediately following the share consolidation becoming effective, the authorized but unissued share capital of the Company was diminished by US$0.0000308 by the cancellation of the 0.666 authorized but unissued Class B ordinary shares with par value of US$0.0000462 each in the capital of the Company (the “Diminution”) such that immediately following the Diminution, the authorized share capital of the Company was US$100,099.9999692 divided into 2,166,666,666 ordinary shares of a par value of US$0.0000462 each comprising (a) 2,166,250,000 Class A ordinary shares of a par value of US$0.0000462 each and (b) 416,666 Class B ordinary shares of a par value of US$0.0000462 each.

Adoption of Share Incentive Plan

On December 16, 2024, the Company adopted a 2024 equity incentive plan (the “2024 Plan”) to motivate, attract and retain directors, consultants or key employees to exert their best efforts on behalf of the Company and link their personal interests to those of the Company’s shareholders. The 2024 Plan had a maximum number of 4,200,000 Class A ordinary shares of par value US$0.000000385 each of the Company available for issuance pursuant to all awards under the 2024 Plan. On December 20, 2024, the Company issued 4,200,000 Class A ordinary shares of par value US$0.000000385 each under the 2024 Plan to certain employees of the Company as compensation for their continued service in the Company.

On December 31, 2025, the Company adopted a 2025 equity incentive plan (the “2025 Plan”) to motivate, attract and retain directors, consultants or key employees to exert their best efforts on behalf of the Company and link their personal interests to those of the Company’s shareholders. The 2025 Plan has a maximum number of 334,859 Class A ordinary shares of the Company available for issuance pursuant to all awards under the 2025 Plan. On January 30, 2026, the Company issued 334,859 Class A Ordinary Shares under the 2025 Plan to certain employees of the Company as compensation for their continued service in the Company.

Follow-on Offerings

Self-Underwritten Offering

On May 2, 2024, and May 17, 2024, the Company completed a self-underwritten offering, wherein the Company issued 9,999,999 Class A ordinary shares of par value US$0.000000385 each at an issue price of US$0.29 per share. The Company received gross proceeds in the amount of US$2,900,000 before deducting any related expenses.

Convertible Debenture

On July 26, 2024, the Company entered into a securities purchase agreement with an accredited investor (the “Investor”) to place a Senior Secured Convertible Note (the “Note”) with a maturity date of 24 months after the issuance thereof in the aggregate principal amount of up to $2,400,000 (the “Transaction”), provided that in case of an event of default, the maturity date of the Note may be accelerated and be immediately due and payable. In addition, the Company paid to the Investor a $70,000 commitment fee at the closing.

The Investor may convert the Note in its sole discretion to Company’s Class A ordinary shares at $0.213, or 150% of the VWAP of the Class A ordinary shares on the trading day preceding the Note issuance, provided that the conversion price may not be less than $0.029, which was the floor price. The Investor may not convert any portion of a Note if such conversion would result in the Investor beneficially owning more than 4.99% (the “Maximum Percentage”) of Company’s then issued and Class A ordinary shares, provided, if at any time after the date hereof the Investor beneficially owns in excess of 4.99% of the Class A ordinary shares in the Company that is registered under the 1934 Act or exempt from the registration and qualification requirements under the 1933 Act, then the Maximum Percentage shall automatically increase to 9.99%. As of the date of this prospectus, the Company has repaid all the remaining balance on the Note.

2024 Registered Direct Offering

On December 16, 2024, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors named thereto (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Registered Direct Offering”): (i) 5,372,792 Class A ordinary shares of the Company, par value $0.000000385 per share, at a purchase price of $0.1756 per share; and (ii) pre-funded warrants to purchase up to 15,640,447 Class A ordinary shares par value $0.000000385 per share (the “Pre-Funded Warrants”) at a purchase price of $0.1755, being the purchase price for the shares issued in the 2024 Registered Direct Offering, less the exercise price of $0.0001 per share.

The Registered Direct Offering closed on December 17, 2024. The Company received approximately $3.7 million in gross proceeds from the Registered Direct Offering, before deducting placement agent fees and estimated offering expenses. The Company intends to use the net proceeds from the Registered Direct Offering for working capital and general corporate purposes.

The Pre-Funded Warrants were sold to the Purchasers, whose purchase of the Shares in the Registered Direct Offering would otherwise have resulted in the Purchasers, together with its affiliates and certain related parties, beneficially owning more than 9.99% of the issued and outstanding share capital of the Company following the consummation of the Registered Direct Offering. Each Pre-Funded Warrant represents the right to purchase one Class A Ordinary Share at an exercise price of $0.0001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full (subject to the beneficial ownership limitation described above).

The Shares, the Pre-Funded Warrants and the Class A ordinary shares underlying the Pre-Funded Warrants were offered by the Company pursuant to a registration statement on Form F-3 (File No.333-283356), previously filed and declared effective by the SEC on December 3, 2024, the base prospectus filed as part of the Registration Statement, and the prospectus supplement dated December 16, 2024.

On December 16, 2024, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with D. Boral Capital LLC (“DBC” or the “Placement Agent”), pursuant to which the Company engaged DBC as the exclusive placement agent in connection with the Registered Direct Offering. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Shares and the Pre-Funded Warrants. In addition, under the Placement Agency Agreement, the Company agreed to pay the Placement Agent a placement agent fee in cash equal to seven percent (7.0%) of the aggregate gross proceeds raised from the sale. The Company also agreed to reimburse the Placement Agent at closing for legal and other expenses incurred by them in connection with the Registered Direct Offering in an amount not to exceed $180,000. Furthermore, the Placement Agent was granted a right of first refusal for a period of six (6) months from the closing date of the Registered Direct Offering.

2025 Follow-on Offering

On July 30, 2025, the Company entered into certain securities purchase agreements (the “2025 Purchase Agreement”) with certain institutional investors named thereto (the “2025 Purchasers”), pursuant to which the Company agreed to issue and sell, in a best-effort offering: (i) 721,918 Class A ordinary shares of the Company, par value $0.0000462 per share, at a purchase price of $3.65 per share; and (ii) pre-funded warrants to purchase up to 100,000 Class A ordinary shares, par value $0.0000462 per share, (the “2025 Pre-Funded Warrants”) at a purchase price of $3.6499,  being the purchase price for Class A ordinary shares issued in the 2025 Follow-on Offering, less the exercise price of $0.0001 per share. This offering closed on August 1, 2025. The Company received approximately $3 million in gross proceeds from the offering, before deducting placement agent fees and estimated offering expenses. The Company intended to use the net proceeds from the offering for development of AI travel assistant platform, research and development for AI-integrated travel hardware, and general working capital purposes.

The Class A ordinary shares, the 2025 Pre-Funded Warrants and the Class A ordinary shares underlying the 2025 Pre-Funded Warrants were offered by the Company pursuant to a registration statement on Form F-1 (File No.333-288310) (the “Registration Statement”), previously filed and declared effective by the Securities and Exchange Commission (the “SEC”) on June 27, 2025, and as further amended by the Post-effective Amendment No.1, No.2 and No.3 to the Registration Statement, filed with the SEC on July 1, 2025, July 14, 2025, and July 16, 2025, respectively, and declared effective by the SEC on July 18, 2025.

On July 30, 2025, the Company entered into a placement agency agreement (the “2025 Placement Agency Agreement”) with DBC, pursuant to which the Company engaged DBC as the exclusive placement agent in connection with the Offering. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Shares and the Pre-Funded Warrants. In addition, under the 2025 Placement Agency Agreement, the Company agreed to pay the Placement Agent a placement agent fee in cash equal to six and a half percent (6.5%) of the aggregate gross proceeds raised from the sale. The Company also agreed to reimburse the DBC at closing for legal and other expenses incurred by them in connection with the Offering in an amount not to exceed $120,000.

2026 PIPE Offering

On February 19, 2026, the Company entered into a securities subscription agreement, as amended (the “Securities Subscription Agreement”) with Mingjie Zheng, pursuant to which the Company agreed to issue and sell to Mingjie Zheng its Class A Ordinary Shares (the “PIPE Shares”) for an aggregate purchase price of $1,000,000, at a purchase price per share equal to 90% of the average closing price of the Company’s Class A Ordinary Shares on the Nasdaq Capital Market for the five (5) trading days immediately preceding the closing date. The Company received $600,000 on February 19, 2026 and the remaining $400,000 on March 13, 2026. Based on the pricing formula set forth in the Securities Subscription Agreement, the purchase price per share was calculated to be $0.8776. Accordingly, the Company issued 1,139,472 PIPE Shares to Mingjie Zheng on March 24, 2026.

Equity Line of Credit

On March 23, 2026, the Company entered into an Ordinary Share Purchase Agreement, dated as of March 23, 2026, with the Selling Shareholder, whereby the Company has the right, but not the obligation, to sell to the Selling Shareholder, and the Selling Shareholder is obligated to purchase up to $20,000,000 of the Company’s Class A Ordinary Shares. Concurrently with the execution of the Ordinary Share Purchase Agreement, the Company and the Selling Shareholder also entered into a Registration Rights Agreement, dated as of March 23, 2026, between the Company and the Selling Shareholder (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the SEC one or more registration statements to register under the Securities Act the offer and resale by the Selling Shareholder of all of the Class A Ordinary Shares that may be issued and sold by the Company to the Selling Shareholder from time to time under the Ordinary Share Purchase Agreement (each, a “Registration Statement”).

2026 Second PIPE Offering

On April 15, 2026, the Company entered into a share purchase agreement with Mr. Bin Xue, the CEO of the Company (the “2026 Second PIPE Agreement”), pursuant to which Mr. Xue agreed to purchase, and the Company agreed to sell and issue, 100,000 Class B Ordinary Shares (the “Purchased Shares”) at a purchase price per share equivalent to the market price per Class A Ordinary Share as quoted on the Nasdaq Capital Market. The aggregate subscription amount payable by Mr. Xue under the 2026 Second PIPE Agreement for the 100,000 Class B Ordinary Shares is US$117,000 (the “Purchase Price”), based on the purchase price of US$1.17 per share. The Company received the Purchase Price and issued the Purchased Shares on April 21, 2026.

Nasdaq Listing Standards and Compliance Status

2024 Nasdaq Trading Suspension, Appeal and Reinstation

On January 26, 2024, the Company received a letter from the Listing Qualifications Department of the Nasdaq Stock Market regarding the Company’s failure to comply with Nasdaq Continued Listing Rule 5550(a)(2) (the “Rule”), which requires listed securities to maintain a minimum bid price of $1.00 per share. A failure to comply with Rule 5550(a)(2) exists when listed securities fail to maintain a closing bid price of at least $1.00 per share for 30 consecutive business days. Based on the closing bid price for the last 30 consecutive business days, the Company failed to meet the aforesaid requirement. Therefore, in accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until July 25, 2024, to regain compliance with the Rule. Subsequently, on July 25, 2024, the Company was provided an additional 180 calendar-day compliance period, or until January 21, 2025, to demonstrate compliance.

On January 22, 2025, the Company received a delisting notice from Nasdaq due to non-compliance with the $1.00 minimum bid price requirement. Following the expiration of the second 180-day compliance period on January 21, 2025, Nasdaq suspended trading of the Company’s shares on January 31, 2025. As a result, the Company’s Shares were trading on the OTC market due to the implementation of new Nasdaq regulations that mandate immediate delisting after the second compliance period.

To regain its Nasdaq listing, the Company formally appealed the decision and presented its compliance plan at a hearing on February 27, 2025.

On March 21, 2025, the Panel granted the Company’s request for an exception to regain compliance with the Bid Price Rule. As a condition of continued listing, the Company had to demonstrate compliance by May 2, 2025, and provide prompt notification of any significant developments affecting its status.

On April 30, 2025, the Company received a letter from Nasdaq confirming that the Company has demonstrated compliance with the minimum bid price requirement set forth in Rule 5550(a)(2) of the Nasdaq Listing Rules, as required by the Panel decision. Consequently, the Company’s shares had been reinstated to trade on the Nasdaq Capital Market, effective May 8, 2025.

2026 Nasdaq Minimum Stockholders’ Equity Deficiency Notice and Compliance Plan

On January 5, 2026, the Company received a notice from the staff of the Listing Qualifications Department of Nasdaq indicating that the Company was not in compliance with the minimum stockholders’ equity requirement of $2,500,000 for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Rule”).

The Minimum Stockholders’ Equity Rule requires companies listed on The Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000. Based on the Company’s unaudited condensed interim consolidated financial statements as of June 30, 2025, as reported in its Form 6-K filed on October 29, 2025, the Company reported stockholders’ equity of $364,854 and, as of January 5, 2026, did not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations. In accordance with Nasdaq Listing Rules, the Company was provided 45 calendar days, or until February 19, 2026, to submit a plan to regain and sustain compliance with the Minimum Stockholders’ Equity Rule.

On February 19, 2026, the Company submitted its compliance plan to Nasdaq. As described in such plan, the Company expects to regain compliance with the Minimum Stockholders’ Equity Rule, including through anticipated improvements in stockholders’ equity to be reflected in its Annual Report on Form 20-F for the fiscal year ended December 31, 2025, as well as through certain capital markets transactions and strategic initiatives. On May 6, 2026, the Company received formal notice from Nasdaq confirming that the Company has demonstrated compliance with Nasdaq Listing Rule 5550(b)(1), based on the Company’s Form 20-F for the year ended December 31, 2025, evidencing stockholders’ equity of $3,291,706, and the matter was closed.

Risk Factor Summary

Below please find a summary of the principal risks and uncertainties related to this Resale, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information — 3.D. Risk Factors” in our 2025 annual report.

Risks Related to Taxation

●	Tax leakage may arise from Indonesian withholding taxes and uncertainty in treaty benefits on the upstreaming of profits from our Indonesian subsidiaries. (on page 14)

Risks Related to the Resale Offering

●	It is not possible to predict the actual number of shares we will sell under the Ordinary Share Purchase Agreement to the Selling Shareholder, or the actual gross proceeds resulting from those sales. (on page 14)

●	Our ability to sell the maximum number of shares permitted to be sold under the Ordinary Share Purchase Agreement to the Selling Shareholder may be limited by its terms and conditions. (on page 14)

●	The sale and issuance of Class A Ordinary Shares to the Selling Shareholder may cause dilution to our existing shareholders, and the sale of the Class A Ordinary Shares acquired by the Selling Shareholder, or the perception that such sales may occur, could cause the price of our Class A Ordinary Shares to fall. (on page 15)

●	Investors who buy shares at different times will likely pay different prices. (on page 15)

●	Our management team will have broad discretion over the use of the net proceeds from our sale of Class A Ordinary Shares to the Selling Shareholder, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully. (on page 15)

Corporate Information

Our principal executive office is located at 35 Tampines Street 92, Singapore 528880. The telephone number of our principal executive offices is +65 8859 9762. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 E 42nd St, 18th Fl., New York, NY 10168. We maintain a website at www.webuysg.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website. It is included solely as an inactive textual reference.

THE OFFERING

Class A Ordinary Shares offered by the Selling Shareholder:	Up to 50,200,000 Class A Ordinary Shares, consisting of:
● up to 50,000,000 Class A Ordinary Shares we may elect, in our sole discretion, to issue and sell to the Selling Shareholder under the Ordinary Share Purchase Agreement, from time to time from after the Commencement and during the term of the Ordinary Share Purchase Agreement; and

● 200,000 Commitment Shares that we issued to the Selling Shareholder as consideration for its execution and delivery of the Ordinary Share Purchase Agreement.

Selling Shareholder	Dogwood Partners

Class A Ordinary Shares issued and outstanding Prior to Completion of this Offering	5,202,808 Class A Ordinary Shares

Class A Ordinary Shares issued and outstanding after giving effect to the issuance of the shares registered hereunder	Up to 55,202,808 Class A Ordinary Shares, which includes the Commitment Shares already issued and outstanding and assuming all 50,000,000 Class A Ordinary Shares offered hereby will be issued

Plan of Distribution:	The Selling Shareholder, and any of their respective pledgees, and successors-in-interest, may offer or sell the Resale Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Shareholder may also resell the Resale Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” beginning on page 34 of this prospectus for additional information on the methods of sale that may be used by the Selling Shareholder.

Use of Proceeds:	We will not receive any proceeds from the sales of issued and outstanding Class A Ordinary Shares by the Selling Shareholder. We have not received, and will not receive, any cash proceeds from the issuance of the Commitment Shares. We may receive up to $20,000,000 in aggregate gross proceeds under the Ordinary Share Purchase Agreement from sales of Class A Ordinary Shares that we may elect to make to the Selling Shareholder pursuant to the Ordinary Share Purchase Agreement, if any, from time to time in our sole discretion, from and after the Commencement. See “Use of Proceeds” on page 18 of this prospectus.

Risk Factors:	Investing in our Class A Ordinary Shares involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 14 of this prospectus, the “Risk Factors” section in our 2025 Annual Report, and in the “Risk Factors” section in any applicable prospectus supplement and any document incorporated by reference herein, before deciding to invest in our Class A Ordinary Shares.

Trading market and symbol:	Our Class A Ordinary Shares are listed on The Nasdaq Capital Market under the symbol “WBUY”.

Beneficial Ownership Limitation:	We may not issue or sell Ordinary Shares to Dogwood Partners if such issuance would cause Dogwood Partners and its affiliates to beneficially own more than 4.99% of our then-issued and outstanding Class A Ordinary Shares. To the extent that the issuance of any Commitment Shares would cause Dogwood Partners to exceed this limit, such excess shares will be held in abeyance until issuance would no longer cause the limit to be exceeded.

Leak-out restrictions (Commitment Shares):	Selling Shareholder’s ability to resell the 200,000 Commitment Shares is subject to time-based restrictions from the Effective Date:

● Days 1–30: up to 25% (cumulative 25%);

● Days 31–60: up to an additional 25% (cumulative 50%);

● Days 61–90: up to an additional 25% (cumulative 75%); and

● Days 91–120: the remaining 25% (cumulative 100%).

Any unused disposal capacity in any period shall not carry forward to any subsequent period, and the cumulative totals set forth above represent the maximum aggregate number of Commitment Shares the Selling Shareholder may have disposed of through the end of each respective period.

RISK FACTORS

You should carefully consider the risks incorporated by reference in this prospectus before making an investment decision. You should also consider the matters described below and in “Risk Factors” in “Item 3. Key Information—D. Risk factors” in the 2025 Annual Report, and all of the information included or incorporated by reference in this prospectus before deciding whether to purchase our Class A ordinary shares. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. In that case, the trading price of our Class A Ordinary Shares could decline, and you may lose all or part of your investment. The risks also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to Taxation

Tax leakage may arise from Indonesian withholding taxes and uncertainty in treaty benefits on the upstreaming of profits from our Indonesian subsidiaries.

Our revenue-generating operations are conducted, in material part, through our Indonesian subsidiaries. As of the date of this prospectus, our Indonesian subsidiaries have not declared or paid any dividends. If and when our Indonesian subsidiaries generate distributable profits, we intend to upstream such profits through our Singapore intermediate holding entities.

Dividends paid by our Indonesian subsidiaries to our Singapore entities may qualify for a reduced withholding tax rate of 10% (where the Singapore recipient directly holds at least 25% of the capital or voting power of the Indonesian payer) or 15% (in all other cases) under the Indonesia–Singapore Double Taxation Avoidance Agreement. The availability of these reduced rates is conditional, among other things, on the Singapore recipient being the beneficial owner of the dividends, the timely submission of a Certificate of Domicile (Form DGT), and satisfaction of the principal purpose test under the Indonesia–Singapore Double Taxation Avoidance Agreement. There can be no assurance that such conditions will be satisfied in any particular case or that the Indonesian tax authorities will not challenge the availability of treaty benefits. If the conditions for treaty benefits are not met, dividends would be subject to Indonesian withholding tax at the domestic rate of 20%, which would adversely affect the amount of cash available for upstreaming to our holding company and ultimately for distribution to our shareholders.

Dividends received by our Singapore entities are generally exempt from Singapore income tax under the one-tier system and may be distributed onward to our Cayman Islands holding company without additional withholding tax. Although we do not currently intend to distribute dividends directly from our Indonesian subsidiaries to our Cayman Islands holding company, any such direct distribution would generally be subject to Indonesian withholding tax at the statutory rate of 20%, as Indonesia and the Cayman Islands do not have a double taxation agreement.

Risks Related to the Resale Offering

It is not possible to predict the actual number of shares we will sell under the Ordinary Share Purchase Agreement to the Selling Shareholder, or the actual gross proceeds resulting from those sales.

On March 23, 2026, we entered into the Ordinary Share Purchase Agreement with the Selling Shareholder, pursuant to which, upon the terms and subject to the satisfaction of the conditions contained in the Ordinary Share Purchase Agreement, the Selling Shareholder has committed to purchase, at our direction in our sole discretion, up to an aggregate of $20,000,000 of Class A Ordinary Shares, subject to certain limitations set forth in the Ordinary Share Purchase Agreement, from time to time during the term of the Ordinary Share Purchase Agreement. Sales of Class A Ordinary Shares by the Company to the Selling Shareholder under the Ordinary Share Purchase Agreement, if any, may occur, from time to time at our sole discretion, over the period commencing upon the Commencement, or the initial satisfaction of all conditions to the Selling Shareholder’s purchase obligations set forth in the Ordinary Share Purchase Agreement, including that the initial registration statement we are required to file with the SEC pursuant to the Registration Rights Agreement, which is the registration statement of which this prospectus forms a part, is declared effective by the SEC, and ending upon the termination of the Ordinary Share Purchase Agreement automatically in accordance with its terms or earlier under its terms.

We may ultimately decide to sell to the Selling Shareholder all, some or none of the shares that may be available for us to sell to the Selling Shareholder pursuant to the Ordinary Share Purchase Agreement. Because the purchase price per share to be paid by the Selling Shareholder for Class A Ordinary Shares that we may elect to issue and sell to the Selling Shareholder under the Ordinary Share Purchase Agreement, if any, will fluctuate based on the market prices of the Class A Ordinary Shares during the applicable period for each purchase made pursuant to the Ordinary Share Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares that we will sell to the Selling Shareholder under the Ordinary Share Purchase Agreement, the purchase price per share that the Selling Shareholder will pay for shares purchased from us under the Ordinary Share Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Selling Shareholder under the Ordinary Share Purchase Agreement, if any.

Our ability to sell the maximum number of shares permitted to be sold under the Ordinary Share Purchase Agreement to the Selling Shareholder may be limited by its terms and conditions.

Although the Ordinary Share Purchase Agreement provides that we may sell up to an aggregate of $20,000,000 of Class A Ordinary Shares to the Selling Shareholder, only 50,200,000 Class A Ordinary Shares are being registered for resale by the Selling Shareholder under the registration statement of which this prospectus forms a part, which include both 50,000,000 Class A Ordinary Shares that we may, in our sole discretion, elect to issue and sell to the Selling Shareholder, from time to time after the Commencement, pursuant to the Ordinary Share Purchase Agreement, and the 200,000 Commitment Shares that we were required to issue as consideration for the Selling Shareholder’s commitment to purchase Class A Ordinary Shares upon the terms of and subject to satisfaction of the conditions set forth in the Ordinary Share Purchase Agreement. If after the Commencement we elect to issue and sell to the Selling Shareholder only the 50,000,000 Class A Ordinary Shares that we may, in our sole discretion, elect to issue and sell to the Selling Shareholder, from time to time after the Commencement, pursuant to the Ordinary Share Purchase Agreement that are registered for resale by the registration statement of which this prospectus forms a part, depending on the market prices of our Class A Ordinary Shares during the applicable period for each VWAP Purchase made pursuant to the Ordinary Share Purchase Agreement, the actual gross proceeds from the sale of all such shares may be substantially less than the $20,000,000 available to us under the Ordinary Share Purchase Agreement. Additional sales beyond such 50,000,000 Class A Ordinary Shares under the Ordinary Share Purchase Agreement may require us to file one or more additional registration statement(s), and such registration statements would be required to be declared effective by the SEC.

Moreover, we may not issue or sell any Class A Ordinary Shares to the Selling Shareholder under the Ordinary Share Purchase Agreement which, when aggregated with all other Class A Ordinary Shares then beneficially owned by the Selling Shareholder and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act, and Rule 13d-3 promulgated thereunder), would result in the Selling Shareholder beneficially owning more than the Beneficial Ownership Limitation.

These requirements and limitations could materially adversely affect the ability of the Company to generate gross proceeds provided for under the Ordinary Share Purchase Agreement.

The sale and issuance of Class A Ordinary Shares to the Selling Shareholder may cause dilution to our existing shareholders, and the sale of the Class A Ordinary Shares acquired by the Selling Shareholder, or the perception that such sales may occur, could cause the price of our Class A Ordinary Shares to fall.

The purchase price for the Class A Ordinary Shares that we have sold or may sell to the Selling Shareholder under the Ordinary Share Purchase Agreement will fluctuate based on the price of our Class A Ordinary Shares. Depending on market liquidity at the time, sales of such shares may cause the trading price of our Class A Ordinary Shares to fall.

If and when we elect to issue and sell Class A Ordinary Shares to the Selling Shareholder pursuant to the Ordinary Share Purchase Agreement and after the Selling Shareholder has acquired such shares, the Selling Shareholder may also resell all, some, or none of the shares at any time or from time to time in its discretion and at different prices. Therefore, sales by the Selling Shareholder of the Commitment Shares and sales to the Selling Shareholder by us of the shares available for resale by the Selling Shareholder could result in substantial dilution to the interests of other holders of our Class A Ordinary Shares. Additionally, the sale of a substantial number of Class A Ordinary Shares to the Selling Shareholder, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Ordinary Share Purchase Agreement, we will have discretion, subject to market demand and certain limitations set forth in the Ordinary Share Purchase Agreement, to sell Class A Ordinary Shares to the Selling Shareholder at varying times, prices, and numbers. The Selling Shareholder may resell all, some or none of the Commitment Shares at any time or from time to time in its discretion and at different prices. If and when we elect to issue and sell shares to the Selling Shareholder pursuant to the Ordinary Share Purchase Agreement and after the Selling Shareholder has acquired such shares, the Selling Shareholder may also resell all, some or none of the shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase Class A Ordinary Shares from the Selling Shareholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases, substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Shareholder in this offering as a result of future sales made by us to the Selling Shareholder at prices lower than the prices such investors paid for their shares in this offering.

Our management team will have broad discretion over the use of the net proceeds from our sale of Class A Ordinary Shares to the Selling Shareholder, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from our sale and issuance of Class A Ordinary Shares to the Selling Shareholder, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, investors will be relying on the judgment of our management team with regard to the use of those net proceeds, and investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flows.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

Forward-looking statements are based on the reasonable assumptions, estimates, analysis and opinions made in light of our experience and our perception of trends, current conditions and expected developments, as well as other factors that we believe to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. Management believes that the assumption and expectations reflected in such forward-looking statements are reasonable. Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used.

The forward-looking statements, including the statements contained in the sections entitled Risk Factors, Description of Business and Management’s Discussion and Analysis of Financial Conditions and Results of Operations and elsewhere incorporated by reference in this prospectus, are subject to known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include but are not limited to:

●	assumptions about our future financial and operating results, including revenue, interest rates, income, expenditures, cash balances, and other financial items;

●	our ability to execute our growth and expansion plan, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our ability to compete in a changing e-commerce industry;

●	our ability to raise sufficient funds to carry out our proposed business plan or failure to manage future growth effectively;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract customers and further enhance our brand awareness;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	trends and competition in the e-commerce industry;

●	our ability to execute prospective business plans;

●	future decisions by management in response to changing conditions;

●	misjudgments in the course of preparing forward-looking statements;

●	consumers’ and businesses’ willingness to purchase products or services over the Internet;

●

increased competition from online travel agencies, technology-enabled travel platforms, or alternative community-based commerce models, or our inability to meet the demands of existing and potential customers;

●	inability to design, develop, market and sell products or provide services that address additional market opportunities;

●	disruption of supply or shortage of raw materials;

●	our limited operating history by which performance can be gauged;

●	our ability to manage our research, development, expansion, growth and operating expenses;

●	our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

Although management has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Forward-looking statements might not prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. We wish to advise you that these cautionary remarks expressly qualify, in their entirety, all forward-looking statements attributable to our company or persons acting on our company’s behalf. We do not undertake to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements, except as, and to the extent required by, applicable securities laws. You should carefully review the cautionary statements and risk factors contained in this prospectus and other documents that we may file from time to time with the securities regulators.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Class A Ordinary Shares by the Selling Shareholder. In addition, we did not and will not receive any proceeds from the issuance or sale of the Commitment Shares. We may receive up to $20,000,000 in gross proceeds pursuant to the Ordinary Share Purchase Agreement. See “Plan of Distribution” elsewhere in this prospectus for more information.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Class A Ordinary Shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future.

Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. Under Cayman Islands law, a Cayman Islands company may pay a dividend either out of profit or share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant. Cash dividends on our Class A Ordinary Shares, if any, will be paid in U.S. dollars.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For our management’s discussion and analysis of financial condition and results of operations for the fiscal years ended December 31, 2025 and 2024, please see “Item 5. Operating and Financial Review and Prospects” in our 2025 Annual Report, which is incorporated by reference into this prospectus.

BUSINESS

For a description of our business, please see “Item 4. Information on the Company—B. Business Overview” in our 2025 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our business since the filing of our 2025 Annual Report, except as otherwise set forth in this prospectus.

REGULATIONS

For major regulations that impact our business, please see “Item 4. Information on the Company—B. Business Overview—Regulations” in our 2025 Annual Report, which is incorporated by reference into this prospectus.

MANAGEMENT

For a description of our management, please see “Item 6. Directors, Senior Management and Employees” and “Item 16G. Corporate Governance” in our 2025 Annual Report.

DIRECTOR AND EXECUTIVE COMPENSATION

For a description of our management, please see “Item 6.B. “Compensation” in our 2025 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our management since the filing of our 2025 Annual Report, except as otherwise set forth in this prospectus.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information with respect to beneficial ownership of our Class A Ordinary Shares and Class B Ordinary Shares as of the date of this prospectus by:

●	Each person who is known by us to beneficially own more than 5% of our issued and outstanding Class A Ordinary Shares and Class B ordinary shares;

●	Each of our director, director nominees and named executive officers; and

●	All directors and named executive officers as a group.

Our Company is authorized to issue 2,166,666,666 shares, divided into 2,166,250,000 Class A Ordinary Shares, par value $0.0000462 per share, and 416,666 Class B Ordinary Shares, par value $0.0000462 per share. As of the date of this prospectus, there are 5,202,808 Class A Ordinary Shares and 278,296 Class B Ordinary Shares issued and outstanding. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Class A Ordinary Shares and/or Class B Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. As of the date hereof, we have 21 registered shareholders of record of Class A Ordinary Shares and 3 registered shareholders of record of Class B Ordinary Shares.

Named Executive Officers and Directors	Amount of Beneficial Ownership (Class A)	Percentage Ownership (Class A)	Amount of Beneficial Ownership (Class B)	Percentage Ownership (Class B)	Combined Voting Power of Class A and Class B	Combined Voting Power of Class A and Class B Ordinary Shares as a Percentage
Directors and Named Executive Officers:
Bin Xue, Chief Executive Officer and Chairman(1)	300,000	5.77%	278,296	100%	3,082,960	38.61%
Youyi Zhang, Chief Financial Officer	—	0%	—	0%	0	0%
Catherine Phang Ai Lian, Chief Operating Officer	—	0%	—	0%	0	0%
Lei Liu, Chief Technology Officer	—	0%	—	0%	0	0%
Amanda Guo Jie, Independent Director and Chairman of Audit Committee	—	0%	—	0%	0	0%
William Tat-Nin Chang, Independent Director and Chairman of Compensation and Nominating Committees	—	0%	—	0%	0	0%
Lizhi Qiao, Independent Director	—	0%	—	0%	0	0%
All directors and executive officers as a group (6 persons)	300,000	5.77%	278,296	100%		38.61%

5% and greater Beneficial Owners:
GBUY GLOBAL LTD(1)	—	0%	142,134	51.07%	142,134	17.80%
WEBUY TALENT LTD(1)	—	0%	35,577	12.78%	35,577	4.46%
XUE GUO DONG	391,357	7.52%	—	0%		4.90%
MAO HONGLIANG	593,453	11.41%	—	0%	593,453	7.43%
ZHENG MINGJIE	1,139,472	21.90%	—	0%	1,139,472	14.27%

(1)	Represents 300,000 Class A Ordinary Shares and 278,296 Class B Ordinary Shares beneficially owned by Mr. Bin Xue, comprised of (i) 300,000 Class A Ordinary Shares and 100,585 Class B Ordinary Shares held directly by Mr. Xue, (ii) 142,134 Class B Ordinary Shares held by GBUY GLOBAL LTD, a Cayman Islands business company of which Mr. Xue is the sole director and 100% equity holder, and (iii) 35,577 Class B Ordinary Shares held by WEBUY TALENT LTD, a Cayman Islands exempted company of which Mr. Xue is the sole director and 100% equity holder. As the sole director of each of GBUY GLOBAL LTD and WEBUY TALENT LTD, Mr. Xue has the power to direct the voting and disposition of the Class B Ordinary Shares held by each such entity and may be deemed to beneficially own all Class B Ordinary Shares held by GBUY GLOBAL LTD and WEBUY TALENT LTD. Each Class B Ordinary Share is entitled to ten (10) votes per share, and each Class A Ordinary Share is entitled to one (1) vote per share. The Ordinary Shares beneficially owned by Mr. Xue represent, in the aggregate, 38.61% of the total voting power of the Company’s issued and outstanding Ordinary Shares as of the date of this annual report, based on 5,202,808 Class A Ordinary Shares and 278,296 Class B Ordinary Shares issued and outstanding. The business address of Mr. Xue is 35 Tampines Street 92, Singapore 528880. The registered address of GBUY GLOBAL LTD is Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands. The registered address of WEBUY TALENT LTD is Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

Dogwood Partners Committed Equity Financing

On March 23, 2026, we entered into the Ordinary Share Purchase Agreement and the Registration Rights Agreement with the Selling Shareholder. Upon the terms and subject to the satisfaction of the conditions contained in the Ordinary Share Purchase Agreement, we will have the right, in our sole discretion, to sell to the Selling Shareholder up to $20,000,000 of Class A Ordinary Shares (subject to certain limitations contained in the Ordinary Share Purchase Agreement), from time to time from after the Commencement Date (as defined in the Ordinary Share Purchase Agreement) and during the term of the Ordinary Share Purchase Agreement. Sales of Class A Ordinary Shares pursuant to the Ordinary Share Purchase Agreement, and the timing of any sales, will be solely at our option, and we will be under no obligation to sell any securities to the Selling Shareholder under the Ordinary Share Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act, the resale by the Selling Shareholder of up to 50,200,000 Class A Ordinary Shares, consisting of (i) up to 50,000,000 Class A Ordinary Shares that we may, in our sole discretion, elect to issue and sell to the Selling Shareholder, from time to time from and after the Commencement Date pursuant to the Ordinary Share Purchase Agreement, and (ii) 200,000 Commitment Shares we issued to the Selling Shareholder as consideration for its execution and delivery of the Ordinary Share Purchase Agreement.

We do not have the right to commence any sales of our Class A Ordinary Shares to the Selling Shareholder under the Ordinary Share Purchase Agreement until the Commencement Date, which is the date on which all of the conditions to the Selling Shareholder’s purchase obligation set forth in the Ordinary Share Purchase Agreement have initially been satisfied, none of which are in the Selling Shareholder’s control, including that the registration statement that includes this prospectus shall have been declared effective by the SEC and the final form of this prospectus shall have been filed with the SEC. From and after the Commencement Date, we have the right, but not the obligation, from time to time at our sole discretion over the term of the Ordinary Share Purchase Agreement beginning on the Commencement Date, to direct the Selling Shareholder to purchase up to a specified maximum amount of Class A Ordinary Shares in one or more VWAP Purchases as set forth in the Ordinary Share Purchase Agreement.

At any time from and after the Commencement Date, on any VWAP Purchase Date (which may only be a Trading Day selected by the Company on which the closing sale price of the Class A Ordinary Shares on the immediately preceding Trading Day is equal to or greater than $0.50), the Company may direct the Selling Shareholder to purchase a number of Class A Ordinary Shares up to the VWAP Purchase Maximum Amount. The “VWAP Purchase Maximum Amount” for any VWAP Purchase shall equal the lesser of (i) $500,000 and (ii) 35% of the average daily trading volume of the Class A Ordinary Shares on Nasdaq during the five (5) Trading Days immediately preceding the applicable VWAP Purchase Date. The “VWAP Purchase Price” shall be 97% of the lesser of (a) the lowest sale price of the Class A Ordinary Shares on the applicable VWAP Purchase Date and (b) the VWAP during the VWAP Purchase Period on the applicable VWAP Purchase Date, beginning at the VWAP Purchase Commencement Time and ending at the VWAP Purchase Termination Time; provided, however, that in no event shall the VWAP Purchase Price be less than the Floor Price, which is the greater of (a) ninety-seven percent (97%) of the closing sale price of our Class A Ordinary Shares on the Trading Day preceding the Trading Day on which the applicable VWAP Purchase Notice is delivered to Dogwood and (b) $0.40 per Class A Ordinary Share.

The Ordinary Share Purchase Agreement prohibits us from directing the Selling Shareholder to purchase any Class A Ordinary Shares if those shares, when aggregated with all other Class A Ordinary Shares then beneficially owned by the Selling Shareholder and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in the Selling Shareholder beneficially owning more than 4.99% of the outstanding Class A Ordinary Shares (the “Beneficial Ownership Limitation”).

Because the purchase price per share to be paid by the Selling Shareholder for the Class A Ordinary Shares that we may elect to issue and sell to the Selling Shareholder under the Ordinary Share Purchase Agreement, if any, will fluctuate based on the market prices of the Class A Ordinary Shares, as of the date of this prospectus, it is not possible for us to predict the number of the Class A Ordinary Shares that we will sell to the Selling Shareholder under the Ordinary Share Purchase Agreement, the actual purchase price per share to be paid by the Selling Shareholder for those shares, or the actual gross proceeds to be raised by us from those sales, if any. As of the date of this prospectus, there were 5,202,808 Class A Ordinary Shares issued and outstanding, of which 3,169,883 shares were held by non-affiliates. If all of the 50,200,000 Class A Ordinary Shares offered for resale by the Selling Shareholder under this prospectus were issued and outstanding as of May 6, 2026, such shares would represent approximately 90.61% of the total number of Class A Ordinary Shares issued and outstanding and approximately 94.06% of the total number of issued and outstanding Class A Ordinary Shares held by non-affiliates.

The issuance of our Class A Ordinary Shares to the Selling Shareholder pursuant to the Ordinary Share Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted. Although the number of Class A Ordinary Shares that our existing shareholders own will not decrease, the Class A Ordinary Shares owned by our existing shareholders will represent a smaller percentage of our total issued and outstanding Class A Ordinary Shares after any such issuance.

As consideration for the Selling Shareholder’s irrevocable commitment to purchase Class A Ordinary Shares upon the terms of and subject to satisfaction of the conditions set forth in the Ordinary Share Purchase Agreement, concurrently with the execution and delivery of the Ordinary Share Purchase Agreement, we issued to the Selling Shareholder 200,000 Class A Ordinary Shares, i.e., the Commitment Shares. In addition, as consideration for the Selling Shareholder’s irrevocable commitment to purchase Class A Ordinary Shares upon the terms of and subject to satisfaction of the conditions set forth in the Ordinary Share Purchase Agreement, we have paid the Selling Shareholder for reasonable out-of-pocket expenses, including the legal fees and disbursements of legal counsel, in the amount of $25,000, which amount is non-refundable.

Pursuant to the Ordinary Share Purchase Agreement, the Commitment Shares are subject to resale restrictions (the “Leakout Restrictions”). During each of four consecutive 30-day periods commencing on the Effective Date, the Selling Shareholder may sell up to 25% of the total Commitment Shares per period (cumulative total of 25%, 50%, 75%, and 100% after each respective period). Unused disposition capacity in any period does not carry over to the next period. Following the 120th day after the Effective Date, the Selling Shareholder will have no further transfer restrictions on the Commitment Shares.

Pursuant to the Registration Rights Agreement, the Company is required to file the initial Registration Statement on Form F-1 or Form F-3 with the SEC covering the resale of the Commitment Shares and the maximum number of Class A Ordinary Shares that may be sold to the Selling Shareholder pursuant to the Purchase Agreement on or before the 30th business day after the Closing Date. Each subsequent new registration statement is required to be filed by the 10th business day following the sale of substantially all registrable securities covered by the most recent prior registration statement (each such deadline, a “Filing Deadline”). Each Registration Statement is required to be declared effective by the SEC no later than the earlier of (i) the sixtieth (60th) calendar day following the date on which the Company files such Registration Statement, if such Registration Statement is subject to review by the Commission, and (ii) the third (3rd) business day following the date the Company is notified by the Commission that such registration statement will not be reviewed (each such deadline, an “Effectiveness Deadline”). The Company is required to use its commercially reasonable efforts to maintain the continuous effectiveness of each Registration Statement during the applicable Registration Period (as defined in the Registration Rights Agreement).

The VWAP Purchase Price for a VWAP Purchase will be equitably adjusted as set forth in the Ordinary Share Purchase Agreement for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction.

The payment for the Shares in respect of each VWAP Purchase shall occur (i) on the second (2nd) Trading Day following delivery of the Shares by the Company, and (ii) in accordance with the purchase terms under Article II of the Purchase Agreement; provided that all of the conditions precedent shall have been fulfilled at the applicable times.

The Ordinary Share Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, covenants, and indemnification and contribution obligations of the parties.

Conditions Precedent to Commencement and For Delivery of VWAP Purchase Notices

Dogwood Partners’ obligation to purchase Class A Ordinary Shares at Commencement is subject to the satisfaction or waiver of certain conditions as of the Commencement Date. These conditions include, among others: the registration statement having been declared effective by the SEC and no stop order, suspension or proceeding with respect to its effectiveness being pending or threatened; the Company’s representations and warranties being true and correct in all material respects (or, where qualified by materiality or Material Adverse Effect, in all respects) and all covenants having been performed in all material respects; delivery to Dogwood Partners of a Compliance Certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company certifying satisfaction of the applicable conditions; no Material Adverse Effect having occurred since the date of the Ordinary Share Purchase Agreement; the Class A Ordinary Shares not being suspended from trading and no suspension, delisting, FINRA proceeding or DTC chill being pending or threatened; the offer and sale of the Class A Ordinary Shares being legally permitted under all applicable laws and all required governmental and blue sky consents having been obtained; no injunction or order being in effect that would prevent consummation of the transactions; no Bankruptcy Law proceedings being pending with respect to the Company; the 200,000 Commitment Shares having been issued to Dogwood Partners by DWAC no later than 4:00 p.m., New York City time, on the Closing Date; at least 20,000,000 Class A Ordinary Shares having been duly authorized and reserved solely for the purpose of effecting VWAP Purchases; the Company having delivered to its transfer agent irrevocable instructions to issue Class A Ordinary Shares upon receipt of VWAP Purchase Notices and having delivered a Notice of Effectiveness to Dogwood Partners; and the Company having caused its counsel (including Cayman Islands and U.S. securities counsel) to deliver customary legal opinions in form and substance reasonably satisfactory to Dogwood Partners.

Following the Commencement, Dogwood Partners’ obligation to purchase pursuant to any VWAP Purchase Notice is subject to a bring-down of the principal Commencement conditions as of each Notice Delivery Time, including that the registration statement (or any required replacement registration statement) remains effective and contains no material misstatement or omission; the Company remains current in its Exchange Act reporting obligations; the Class A Ordinary Shares remain listed and are not subject to any trading suspension, DTC chill or similar restriction; the applicable VWAP Purchase would not cause Dogwood Partners to exceed the 4.99% Beneficial Ownership Limitation or the VWAP Purchase Maximum Amount; the Class A Ordinary Shares to be purchased are duly authorized, reserved and capable of delivery by DWAC transfer by the second (2nd) Trading Day following the applicable VWAP Purchase Date; and, if a replacement registration statement has become effective since the prior VWAP Purchase Notice, the Company has delivered updated irrevocable transfer agent instructions and a corresponding Notice of Effectiveness to Dogwood Partners. If requested by Dogwood Partners, the Company is also required to cause its counsel to deliver bring-down opinions confirming the matters covered at Commencement as of the applicable Notice Delivery Time or VWAP Purchase Date.

Termination of the Ordinary Share Purchase Agreement

Unless earlier terminated as provided in the Ordinary Share Purchase Agreement, the Ordinary Share Purchase Agreement will terminate automatically, without any further action or notice by any person, on the earliest to occur of:

●	the expiration of the Registration Statement pursuant to Rule 415(a)(5) of the Securities Act;

●	the date on which the Class A Ordinary Shares shall have failed to be listed or quoted on the Trading Market or any Eligible Market;

●	the thirtieth (30th) Trading Day next following the date on which, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any person commences a proceeding against the Company, in each case that is not discharged or dismissed prior to such thirtieth (30th) Trading Day;

●	the date on which, pursuant to or within the meaning of any Bankruptcy Law, a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors; or

●	the twenty-four (24) month anniversary of the Closing Date.

The Ordinary Share Purchase Agreement may also be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided therein.

The Company also has the right to terminate the Ordinary Share Purchase Agreement at any time upon thirty (30) Trading Days’ prior written notice to the Selling Shareholder, provided that at the time of such termination: (i) all pending VWAP Purchases have been fully settled in accordance with the terms of the Ordinary Share Purchase Agreement; (ii) the Company has paid all amounts due to the Selling Shareholder under the expense reimbursement provisions of the Ordinary Share Purchase Agreement; and (iii) the 200,000 Commitment Shares have been issued to the Selling Shareholder. Upon a termination of the Ordinary Share Purchase Agreement by the Company pursuant to its unilateral termination right, the Company’s obligations under the similar transaction restriction described above under “Prohibition on Variable Rate Transactions” will also terminate.

No Short-Selling or Hedging by Selling Shareholder

The Selling Shareholder has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our Class A Ordinary Shares during any time starting from the date of the Ordinary Share Purchase Agreement through and including the Trading Day next following the expiration or termination of the Ordinary Share Purchase Agreement.

Prohibition on Variable Rate Transactions

Subject to specified exceptions included in the Ordinary Share Purchase Agreement, we are restricted in our ability to enter into specified variable rate transactions during the term of the Ordinary Share Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our Class A Ordinary Shares after the date of issuance.

Effect of Performance of the Ordinary Share Purchase Agreement on our Shareholder

All Class A Ordinary Shares that have been or may be issued or sold by us to the Selling Shareholder under the Ordinary Share Purchase Agreement that are being registered under the Securities Act for resale by the Selling Shareholder in this offering are expected to be freely tradable. The Class A Ordinary Shares being registered for resale in this offering may be issued and sold by us to the Selling Shareholder from time to time at our discretion over the term of the Ordinary Share Purchase Agreement commencing on the Commencement Date. The resale by the Selling Shareholder of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Class A Ordinary Shares to decline and to be highly volatile. Sales of our Class A Ordinary Shares, if any, by the Selling Shareholder under the Ordinary Share Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Shareholder all, some or none of the shares of our Class A Ordinary Shares that may be available for us to sell to the Selling Shareholder pursuant to the Ordinary Share Purchase Agreement.

If and when we do elect to issue and sell our Class A Ordinary Shares to the Selling Shareholder pursuant to the Ordinary Share Purchase Agreement, after the Selling Shareholder has acquired such shares, the Selling Shareholder may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Selling Shareholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Shareholder in this offering as a result of future sales made by us to the Selling Shareholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we issue and sell a substantial number of shares to the Selling Shareholder under the Ordinary Share Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Shareholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Although the Ordinary Share Purchase Agreement provides that we may issue and sell up to an aggregate of $20,000,000 of our Class A Ordinary Shares to the Selling Shareholder, we are registering 50,200,000 Class A Ordinary Shares, including the 200,000 Commitment Shares. If after the Commencement Date we elect to issue and sell to the Selling Shareholder all of the 50,200,000 Class A Ordinary Shares being registered for resale under this prospectus that are available for sale by us to the Selling Shareholder in VWAP Purchases under the Ordinary Share Purchase Agreement, depending on the market prices of our Class A Ordinary Shares, the actual gross proceeds from the sale of the Class A Ordinary Shares may be substantially less than the $20,000,000 available to us under the Ordinary Share Purchase Agreement. If it becomes necessary for us to issue and sell to the Selling Shareholder under the Ordinary Share Purchase Agreement more shares than being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $20,000,000 under the Ordinary Share Purchase Agreement, we are required to file with the SEC one or more additional registration statement(s) to register under the Securities Act the resale by the Selling Shareholder of any such additional Class A Ordinary Shares over the 50,200,000 Class A Ordinary Shares registered for resale in the registration statement of which this prospectus forms a part that we may sell from time to time under the Ordinary Share Purchase Agreement, which is required to be declared effective by the SEC, in each case before we may elect to issue and sell any additional Class A Ordinary Shares to the Selling Shareholder under the Ordinary Share Purchase Agreement. Any issuance and sale by us under the Ordinary Share Purchase Agreement of a substantial amount of Class A Ordinary Shares in addition to the 50,200,000 Class A Ordinary Shares being registered for resale by the Selling Shareholder under this prospectus could cause additional substantial dilution to our shareholders. The number of Class A Ordinary Shares ultimately offered for sale by the Selling Shareholder is dependent upon the number of Class A Ordinary Shares, if any, we ultimately sell to the Selling Shareholder under the Ordinary Share Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from the Selling Shareholder from our issue and sale of Class A Ordinary Shares to the Selling Shareholder under the Ordinary Share Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase(1)	Gross Proceeds from the Sale of Shares to the Selling Shareholder Under the Ordinary Share Purchase Agreement(2)
$1.20		50,000,000	$60,000,000
$1.00		50,000,000	$50,000,000
$0.80		50,000,000	$40,000,000
$0.60		50,000,000	$30,000,000
$0.40	(3)	50,000,000	$20,000,000

(1)	Excluding the 200,000 Commitment Shares that we issued to the Selling Shareholder upon the execution and delivery of the Ordinary Share Purchase Agreement. Although the Ordinary Share Purchase Agreement provides that we may issue and sell up to $20,000,000 of our Class A Ordinary Shares to the Selling Shareholder, we are only registering for resale 50,000,000 Class A Ordinary Shares under the registration statement that includes this prospectus, excluding the 200,000 Commitment Shares, which may or may not cover all of the shares we ultimately sell to the Selling Shareholder under the Ordinary Share Purchase Agreement. We will not issue more than an aggregate of 50,000,000 Class A Ordinary Shares pursuant to this prospectus, which excludes the 200,000 Commitment Shares that we issued to the Selling Shareholder upon the execution and delivery of the Ordinary Share Purchase Agreement. The number of shares to be issued as set forth in this column is without regard for the Beneficial Ownership Limitation.

(2)	Based on the assumed average price per share listed in the first column multiplied by 50,000,000 Class A Ordinary Shares registered for resale in the registration statement of which this prospectus forms a part that the Selling Shareholder may sell from time to time under the Ordinary Share Purchase Agreement.

(3)	Minimum Floor Price under the Ordinary Share Purchase Agreement.

SELLING SHAREHOLDER

This prospectus relates to the possible resale from time to time by Dogwood Partners of any or all of the Class A Ordinary Shares that may be issued by us to Dogwood Partners under the Ordinary Share Purchase Agreement. For additional information regarding the issuance of Class A Ordinary Shares covered by this prospectus, see the section titled “Dogwood Partners Committed Equity Financing” above. We are registering the Class A Ordinary Shares pursuant to the provisions of the Registration Rights Agreement we entered into with Dogwood Partners on March 23, 2026, in order to permit the Selling Shareholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Ordinary Share Purchase Agreement and the Registration Rights Agreement, Dogwood Partners has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Shareholder” means Dogwood Partners.

The table below presents information regarding the Selling Shareholder and the ordinary shares that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Shareholder and reflects holdings as of the date of this prospectus. The number of shares in the column “Maximum Number of Ordinary Shares to be Offered Pursuant to this Prospectus” represents all of the Class A Ordinary Shares that the Selling Shareholder may offer under this prospectus. The Selling Shareholder may sell some, all or none of its shares in this offering. We do not know how long the Selling Shareholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Shareholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act and includes ordinary shares with respect to which the Selling Shareholder has voting and investment power. The percentage of Class A Ordinary Shares beneficially owned by the Selling Shareholder prior to the offering shown in the table below is based on an aggregate of 5,202,808 of our Class A Ordinary Shares issued and outstanding as of the date of this prospectus. Because the purchase price of the Class A Ordinary Share issuable under the Ordinary Share Purchase Agreement is determined on the applicable VWAP Purchase Date, with respect to a VWAP Purchase, the number of shares that may actually be sold by the Company to Dogwood Partners under the Ordinary Share Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Shareholder pursuant to this prospectus.

Name of Selling Shareholder	Number of Class A Ordinary Shares Owned Prior to Offering		Maximum Number of Class A Ordinary Shares to be Offered Pursuant to this Prospectus	Number of Class A Ordinary Shares of Owned After Offering
	Number(1)	Percent(2)		Number(3)	Percent(2)
Dogwood Partners(4)	200,000	*3.844%	50,200,000	—	—%

*	Represents beneficial ownership of less than 5% of our issued and outstanding ordinary shares.

(1)	This number represents the 200,000 Class A Ordinary Shares we issued to Dogwood Partners on March 23, 2026 as Commitment Shares in consideration for execution and delivery of the Ordinary Share Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that Dogwood Partners may be required to purchase under the Ordinary Share Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Ordinary Share Purchase Agreement, the satisfaction of which are entirely outside of Dogwood Partners’ control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, VWAP Purchases of ordinary shares are subject to certain agreed upon maximum amount limitations set forth in the Ordinary Share Purchase Agreement. Also, the Ordinary Share Purchase Agreement prohibits us from issuing and selling any shares of our Class A Ordinary Shares to Dogwood Partners to the extent such shares, when aggregated with all other shares of our Class A Ordinary Shares then beneficially owned by Dogwood Partners, would cause Dogwood Partners’ beneficial ownership of our Class A Ordinary Shares to exceed the 4.99% Beneficial Ownership Limitation.

(2)	Applicable percentage ownership is based on 5,202,808 shares of our Class A Ordinary Shares issued and outstanding as of the date of this prospectus.

(3)	Assumes the sale of all shares being offered pursuant to this prospectus.

(4)	The business address of Dogwood Partners is 43B Glen Cove Road, Greenvale, NY 11548. Dogwood Partners’ principal business is that of a private investor. Matthew Pinz is the managing member of Dogwood Partners and the beneficial owner of 100% of the ownership interests in Dogwood Partners. Matthew Pinz has voting control and investment discretion over securities beneficially owned directly by Dogwood Partners and indirectly by Matthew Pinz. We have been advised that none of Matthew Pinz, Dogwood Partners, or Matthew Pinz is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Matthew Pinz as to beneficial ownership of the securities beneficially owned directly by Dogwood Partners and indirectly by Matthew Pinz.

RELATED PARTY TRANSACTIONS

For a description of our related party transactions, please see “Item 7.B. Related Party Transactions” in our 2025 Annual Report, which is incorporated by reference into this prospectus.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital does not purport to be complete. Instead of reproducing in full the description of our share capital in this prospectus, we incorporate by reference the description of our Class A Ordinary Shares and related shareholder rights contained in our 2025 Annual Report, including the description of our registered securities set forth in Exhibit 2.1 (Description of Securities Registered under Section 12 of the Securities Exchange Act of 1934) thereto (the “Description of Securities”). The Description of Securities is incorporated herein by reference and should be read in conjunction with this prospectus. Except as described herein and in the documents incorporated by reference in this prospectus, there have been no material changes to our share capital since the filing of the 2025 Annual Report.

MATERIAL INCOME TAX CONSIDERATION

Material United States Federal Income Tax Considerations

The following is a discussion of certain material United States federal income tax considerations relating to the acquisition, ownership, and disposition of our Class A Ordinary Shares by a U.S. Holder, as defined below, that acquires our Class A Ordinary Shares in this offering and holds our Class A Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships (or other entities treated as partnerships for United States federal income tax purposes) and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 5% or more of our voting shares, investors that hold their Class A Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax on unearned income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our Class A Ordinary Shares.

U.S. Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Class A Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Class A Ordinary Shares);

●	persons who acquired our Class A Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Class A Ordinary Shares through partnerships or other pass-through entities;

●	beneficiaries of a Trust holding our Class A Ordinary Shares; or

●	persons holding our Class A Ordinary Shares through a Trust.

Thus, the discussion set forth below is addressed only to U.S. Holders that purchase Class A Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Class A Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Class A Ordinary Shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the U.S.;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Class A Ordinary Shares are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

An individual is considered a resident of the U.S. for federal income tax purposes if he or she meets either the “Green Card Test” or the “Substantial Presence Test” described as follows:

The Green Card Test: You are a lawful permanent resident of the United States, at any time, if you have been given the privilege, according to the immigration laws of the United States, of residing permanently in the United States as an immigrant. You generally have this status if the U.S. Citizenship and Immigration Services issued you an alien registration card, Form I-551, also known as a “green card.”

The Substantial Presence Test: If an alien is present in the United States on at least 31 days of the current calendar year, he or she will (absent an applicable exception) be classified as a resident alien if the sum of the following equals 183 days or more (See §7701(b)(3)(A) of the Internal Revenue Code and related Treasury Regulations):

1.	The actual days in the United States in the current year; plus

2.	One-third of his or her days in the United States in the immediately preceding year; plus

3.	One-sixth of his or her days in the United States in the second preceding year.

The discussion set forth below is addressed only to U.S. Holders that purchase Class A Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of U.S. federal income tax law to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Class A Ordinary Shares.

Taxation of Dividends and Other Distributions on our Class A Ordinary Shares

Subject to the passive foreign investment company rules discussed below, distributions of cash or other property made by us to you with respect to the Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A Ordinary Shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Class A Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Class A Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A Ordinary Shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Class A Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our combined and consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Class A Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Class A Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Class A Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Class A Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Class A Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Class A Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Class A Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Class A Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Class A Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Class A Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income; and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A Ordinary Shares cannot be treated as capital, even if you hold the Class A Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year during which you hold (or are deemed to hold) Class A Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of such taxable year over your adjusted basis in such Class A Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Class A Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A Ordinary Shares. Your basis in the Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Class A Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations). If the Class A Ordinary Shares are regularly traded on a qualified stock exchange or other market, and if you are a holder of Class A Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Class A Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file IRS Form 8621 in each such year and provide certain annual information regarding such Class A Ordinary Shares, including regarding distributions received on the Class A Ordinary Shares and any gain realized on the disposition of the Class A Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Class A Ordinary Shares, then such Class A Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Class A Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Class A Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Class A Ordinary Shares when inherited from a decedent that was previously a holder of our Class A Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Class A Ordinary Shares, or a mark-to-market election and ownership of those Class A Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such, if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Class A Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Class A Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Class A Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information.

We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A Ordinary Shares. Failure to report such information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file a Form 8938.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our Class A Ordinary Shares. The discussion is a general summary of the present law, which is subject to prospective and retroactive changes. It is not intended as tax advice, it does not consider any investor’s particular circumstances, and it does not consider tax consequences other than those arising under Cayman Islands law.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered into with the United Kingdom but otherwise is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Our Company has received an undertaking pursuant to the Tax Concessions Act of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, no law that is thereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands. The undertaking for our Company is for a period of 20 years from 5 September 2022.

Payments of dividends and capital in respect of our Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares, nor will gains derived from the disposal of our Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfer of shares of, Cayman Islands exempted companies (except those which hold interests in land in the Cayman Islands).

Singapore Taxation

Dividend Distributions

All Singapore-tax resident companies are currently under the one-tier corporate tax system, or one-tier system.

Under the one-tier system, the income tax paid by a tax resident company is a final tax and its distributable profits can be distributed to shareholders as tax exempt (one-tier) dividends. Such dividends are tax exempt in the hands of a shareholder, regardless of the tax residence status, shareholding level or legal form of the shareholder.

Accordingly, dividends received in respect of our ordinary shares by both resident and non-resident shareholders are generally not subject to Singapore income tax (whether by withholding or otherwise), as we are regarded as a tax resident of Singapore and dividends are paid under Singapore’s one-tier corporate tax system.

Foreign shareholders are advised to consult their own tax advisers to take into account the tax laws of their respective countries of residence and the existence of any agreement for the avoidance of double taxation which their country of residence may have with Singapore.

Indonesia Tax Considerations

This overview focuses on some of the more common taxes, but this should not be considered an exhaustive list of all potentially relevant tax considerations.

This section is based on Law Number 7 Year 1983 on Income Tax, as amended several times and most recently by Law Number 6 Year 2023 on Stipulation of Government Regulation In Lieu of Law Number 2 of 2022 on Job Creation in to Law (“Indonesian Income Tax Law”), Law Number 8 Year 1983 on Value-Added Tax and Luxury Goods Sales Tax, as amended several times and most recently by Law Number 6 Year 2023 on Stipulation of Government Regulation In Lieu of Law Number 2 of 2022 on Job Creation in to Law (“Indonesian VAT Law”) and their implementing regulations, all of which are in effect on the date of this prospectus. These regulations are subject to differing interpretations and may be amended at any time.

Corporate Income Tax

A company is regarded as an Indonesian tax resident if it is established or domiciled in Indonesia. (Article 2 paragraph 3 letter b of Indonesian Income Tax Law).

Generally, a flat corporate income tax rate of 22% applies on taxable business profit. However, a tax cut of 3% from the standard rate, so that the effective tax rate will be 19%, is available for certain qualifying public companies provided that at least 40% of its paid-up shares are traded in the Indonesian Stock Exchange (IDX) and the public shareholders of such companies consist of at least 300 parties and each holding less than 5% of the paid-up shares, as well as certain other conditions. Small-scale enterprises with an annual gross turnover up to IDR 50 billion are entitled to 50% tax cut or the effective tax rate will be 11%, which is imposed proportionally to the taxable income on the part of gross turnover up to IDR 4.8 billion. (Article 17 paragraph 1 letter b, Article 17 paragraph 2b and Article 31E of Indonesian Income Tax Law and Article 65 of Government Regulation Number 55 Year 2022 on Adjustment of Regulation in the Field of Income Tax (“GR 55/2022”)).

Value-Added Tax

A general Value-Added Tax (“VAT”) rate of 11% is applied to deliveries of taxable goods and taxable services within the Indonesian customs area, imports of taxable goods, and the utilization of intangible taxable goods and taxable services from outside the Indonesian customs area to within the Indonesian customs area. The VAT rate on exports of taxable goods and certain taxable services is 0%. Pursuant to Law No. 7 of 2021 on Tax Regulation Harmonization (the “HPP Law”), the statutory VAT rate was scheduled to increase from 11% to 12% effective 1 January 2025. However, by Minister of Finance Regulation No. 131 of 2024 (“PMK 131/2024”), issued on 31 December 2024 and implementing Article 8A of the VAT Law as amended, the 12% rate is imposed at face value only on the import or delivery of taxable goods that are subject to Luxury Goods Sales Tax (such as luxury motor vehicles, private aircraft, yachts, and luxury residential properties at or above prescribed thresholds). For all other taxable goods and services, VAT is calculated at 12% applied to an Adjusted Tax Base equal to 11/12 of the import value, sales value, or replacement value, resulting in an effective VAT burden of approximately 11% for non-luxury goods and services. (Article 7 paragraph 1 of the Indonesian VAT Law and PMK 131/2024).

Withholding Tax on Dividends

Under Article 26 of the Indonesian Income Tax Law, dividends paid by an Indonesian resident company to a non-resident shareholder are generally subject to a final withholding tax at the rate of 20% on the gross amount, subject to reduction under any applicable double taxation avoidance agreement ("DTAA") entered between Indonesia and the jurisdiction of tax residence of the recipient. Indonesia and the Cayman Islands are not parties to a DTAA. Accordingly, dividends, if any, paid by an Indonesian subsidiary of the Company directly to the Company (a Cayman Islands resident) would be subject to Indonesian withholding tax at the full statutory rate of 20%.

Indonesia and Singapore are parties to a DTAA (the "Indonesia–Singapore DTAA"), under which the Indonesian withholding tax rate on dividends paid by an Indonesian resident company to a Singapore tax-resident company is reduced to 10% if the Singapore recipient directly holds at least 25% of the capital (or voting power, as applicable) of the Indonesian payer, and to 15% in all other cases. The availability of these reduced rates is conditional, among other things, on the Singapore recipient being the beneficial owner of the dividends and on the timely submission to the Indonesian tax authorities of a Certificate of Domicile in the form prescribed by the Director General of Taxes (Form DGT) issued by the Inland Revenue Authority of Singapore (i.e., subject to satisfaction of beneficial-ownership and Form DGT submission requirements). The application of these reduced treaty rates is also subject to the principal-purpose test set out in Article 28 of the Indonesia–Singapore DTAA, under which the benefits of the DTAA may be denied in respect of an arrangement or transaction if obtaining such benefits was one of the principal purposes of the arrangement or transaction (subject to limited exceptions). Singapore does not impose withholding tax on dividends paid by a Singapore resident company under its domestic law. Accordingly, dividends paid by the Company's Indonesian subsidiaries to their respective Singapore intermediate parents would, subject to satisfaction of the foregoing conditions, be subject to Indonesian withholding tax at 10% or 15% (as applicable), and any onward distribution of such dividends by the Singapore intermediate parents to the Company would not be subject to Singapore withholding tax. (Article 26 of the Indonesian Income Tax Law; Articles 10 and 28 of the 2020 Indonesia–Singapore Double Taxation Avoidance Agreement, which was signed on 4 February 2020, entered into force on 23 July 2021, and is generally effective from 1 January 2022, replacing the 1990 treaty).

POTENTIAL PURCHASERS OF OUR CLASS A ORDINARY SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME, GIFT, ESTATE OR GENERATION-SKIPPING TRANSFER, AND OTHER TAX AND TAX TREATY CONSIDERATIONS OF PURCHASING, OWNING AND DISPOSING OF OUR CLASS A ORDINARY SHARES.

ENFORCEABILITY OF CIVIL LIABILITIES

For a description of enforceability of civil liabilities, please read “Item 10. Additional Information — 10.B. Memorandum and articles of association — Enforceability of Civil liabilities” in our 2025 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to the enforceability of civil liabilities, since the filing of our 2025 Annual Report, except as otherwise set forth in this prospectus.

PLAN OF DISTRIBUTION

The Class A Ordinary Shares offered by this prospectus are being offered by the Selling Shareholder, Dogwood Partners. The shares may be sold or distributed from time to time by the Selling Shareholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of our Class A Ordinary Shares offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date of this prospectus, to the extent permitted under applicable securities laws;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Class A Ordinary Shares offered by this prospectus are being registered for resale pursuant to the Registration Rights Agreement we entered into with Dogwood Partners concurrently with the Ordinary Share Purchase Agreement. Pursuant to the Ordinary Share Purchase Agreement, we have the right, but not the obligation, to sell to Dogwood Partners, and Dogwood Partners is obligated to purchase, up to $20,000,000 of Ordinary Shares from time to time over the term of the Ordinary Share Purchase Agreement, subject to certain conditions.

From and after the Commencement Date (as defined in the Ordinary Share Purchase Agreement), subject to the satisfaction of all applicable conditions set forth in the Ordinary Share Purchase Agreement, including that the closing sale price of our Class A Ordinary Shares on the immediately preceding Trading Day is equal to or greater than $0.50 per share, we may deliver to Dogwood Partners a written notice (a “VWAP Purchase Notice”) directing it to purchase Ordinary Shares on the applicable trading day (each such day, a “VWAP Purchase Date”). The number of Ordinary Shares we may direct Dogwood Partners to purchase in any single VWAP Purchase is limited to the lesser of (i) $500,000 and (ii) 35% of the aggregate daily trading volume of our Class A Ordinary Shares during the five (5) Trading Days preceding the applicable VWAP Purchase Date (the “VWAP Purchase Maximum Amount”). The purchase price per Ordinary Share for each VWAP Purchase will equal the lesser of ninety-seven percent (97%) of (a) the lowest sale price of our Class A Ordinary Shares on the applicable VWAP Purchase Date and (b) the volume-weighted average price of our Class A Ordinary Shares during the applicable VWAP Purchase Period (the “VWAP Purchase Price”); provided, however, that in no event shall the VWAP Purchase Price be less than the Floor Price, which is the greater of (a) ninety-seven percent (97%) of the closing sale price of our Class A Ordinary Shares on the Trading Day preceding the Trading Day on which the applicable VWAP Purchase Notice is delivered to Dogwood and (b) $0.40 per Class A Ordinary Share. Settlement of each VWAP Purchase occurs on the second (2nd) Trading Day following delivery of the applicable Ordinary Shares by us to Dogwood Partners.

We are not required to sell any Ordinary Shares to Dogwood Partners under the Ordinary Share Purchase Agreement, and Dogwood Partners has no right to require us to sell any Ordinary Shares to it. The actual number of Class A Ordinary Shares issuable under the Ordinary Share Purchase Agreement will depend on the frequency and amount of VWAP Purchases we elect to make, which will be determined by us in our sole discretion, and the applicable VWAP Purchase Price at the time of each such purchase, which will depend on the prevailing market price of our Class A Ordinary Shares. We will not sell more than $20,000,000 of Class A Ordinary Shares in aggregate under the Ordinary Share Purchase Agreement.

In consideration for Dogwood Partners’ execution and delivery of the Ordinary Share Purchase Agreement, we issued to Dogwood Partners 200,000 Class A Ordinary Shares (the “Commitment Shares”) on the closing date of the Ordinary Share Purchase Agreement. All Commitment Shares are fully earned as of such closing date, regardless of whether any VWAP Purchases are effected under the Ordinary Share Purchase Agreement and regardless of any subsequent termination thereof.

Dogwood Partners’ ability to resell the Commitment Shares is subject to time-based leak-out restrictions pursuant to the Ordinary Share Purchase Agreement. During the period beginning on the Effective Date and ending 30 days thereafter, Dogwood Partners may dispose of up to 25% of the total Commitment Shares (cumulative 25%); during the period from the 31st through the 60th day following the Effective Date, Dogwood Partners may dispose of up to an additional 25% (cumulative 50%); during the period from the 61st through the 90th day following the Effective Date, Dogwood Partners may dispose of up to an additional 25% (cumulative 75%); and during the period from the 91st through the 120th day following the Effective Date, Dogwood Partners may dispose of the remaining 25% (cumulative 100%). Unused disposal capacity in any period does not carry forward to subsequent periods. These leak-out restrictions will not apply if the Commitment Shares are not registered by the applicable Effectiveness Deadline under the Registration Rights Agreement.

We may not issue or sell Class A Ordinary Shares to Dogwood Partners under the Ordinary Share Purchase Agreement if such issuance would result in Dogwood Partners and its affiliates beneficially owning more than 4.99% of our then-outstanding Ordinary Shares (the “Beneficial Ownership Limitation”). As Dogwood Partners sells Ordinary Shares it has previously received from us, its beneficial ownership will decrease, allowing us to issue additional Ordinary Shares to it in subsequent VWAP Purchases. To the extent that the issuance of any Commitment Shares would cause Dogwood Partners to exceed the Beneficial Ownership Limitation, such excess Commitment Shares will be held in abeyance until such time as their issuance would not result in Dogwood Partners exceeding the Beneficial Ownership Limitation.

Dogwood Partners is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, and any broker-dealers or agents that are involved in selling the Class A Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Dogwood Partners has acknowledged that it understands its obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

To the extent required by applicable law, the specific terms of any transaction involving the offer and sale of Ordinary Shares, including the names of any broker-dealers or agents employed by the selling shareholder, any commission or discount paid or to be paid to them, and any other material information related to such transaction, will be set forth in a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act. We will not receive any proceeds from the sale of Class A Ordinary Shares by Dogwood Partners.

There can be no assurance that Dogwood Partners will sell any or all of the Class A Ordinary Shares offered pursuant to this prospectus. In addition, Dogwood Partners may transfer, devise, or gift such shares by other means not described in this prospectus. The selling shareholder may also resell all or a portion of the Class A Ordinary Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

Neither Dogwood Partners nor any of its affiliates has engaged in any short sales of our Class A Ordinary Shares prior to the date of this prospectus. Pursuant to the Ordinary Share Purchase Agreement, Dogwood Partners has agreed that it will not enter into any short sale of our Class A Ordinary Shares during the term of the Ordinary Share Purchase Agreement, except for short sales of a number of Class A Ordinary Shares equal to the number of shares Dogwood Partners is obligated to purchase under a pending VWAP Purchase Notice but has not yet received.

In connection with the sale of Ordinary Shares, Dogwood Partners and any participating broker-dealers may be deemed to be engaged in a distribution of such shares. Accordingly, Dogwood Partners and any such broker-dealers are required to comply with the applicable provisions of Regulation M promulgated under the Exchange Act, which may limit the timing of purchases and sales of Ordinary Shares by Dogwood Partners and any such broker-dealers. Regulation M may also restrict the ability of any person engaged in the distribution of the Class A Ordinary Shares to engage in market-making activities with respect to the Class A Ordinary Shares. These restrictions may affect the marketability of the Class A Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Class A Ordinary Shares.

We have agreed to indemnify Dogwood Partners and certain related persons against certain liabilities, including liabilities under the Securities Act, in connection with this offering, or to contribute to payments Dogwood Partners may be required to make in respect of such liabilities. Dogwood Partners has agreed to indemnify us against liabilities arising from information furnished by it for use in this prospectus.

We will pay all expenses incurred in connection with the registration of the Class A Ordinary Shares covered by this prospectus, including SEC filing fees and expenses of compliance with state securities or “blue sky” laws, but excluding any selling commissions, discounts, or other compensation payable to broker-dealers in connection with sales of Class A Ordinary Shares by Dogwood Partners. We have agreed to pay, and have paid, an aggregate of $25,000 to Dogwood Partners as reimbursement for its reasonable out-of-pocket expenses, including legal fees, incurred in connection with the preparation, negotiation, and execution of the Ordinary Share Purchase Agreement, which amount is non-refundable.

We may from time to time file with the SEC one or more prospectus supplements or post-effective amendments to the registration statement of which this prospectus forms a part to amend, supplement, or update the information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of Class A Ordinary Shares by Dogwood Partners, including the names of any brokers, dealers, underwriters, or agents participating in such distribution, any compensation paid to any such persons, and any other required information. We will not use this prospectus to confirm sales of Class A Ordinary Shares unless it is accompanied by a prospectus supplement.

Our Class A Ordinary Shares are currently listed on The Nasdaq Capital Market under the symbol “WBUY.”

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the Class A Ordinary Shares being registered for resale hereby and the offer and sale of the Class A Ordinary Shares by the Selling Shareholder. With the exception of the SEC registration fee, all amounts are estimates.

SEC Registration Fee		$2,798.88
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Transfer agent fees	$	*
Miscellaneous Expenses	$	*
Total Expenses		$2,798.88

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The legality and validity of the Class A Ordinary Shares offered under this prospectus under the laws of the Cayman Islands was passed upon by Conyers Dill & Pearman Pte. Ltd. Ortoli Rosenstadt LLP may rely upon Conyers Dill & Pearman Pte. Ltd. with respect to matters governed by Cayman Islands law. Legal matters as to Singapore law will be passed upon for us by Triangle Legal LLC. Legal matters as to Indonesia law will be passed upon for us by Bursa Kukum. Dogwood Partners, the investor, is being represented by Lucosky Brookman LLP in connection with this offering.

EXPERTS

The financial statements of WEBUY GLOBAL LTD as of December 31, 2025 and 2024 and for the years respectively then ended included in this prospectus have been so included in reliance on the report of OneStop Assurance PAC, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. OneStop Assurance PAC has offices at 10 Anson Rd, #21-14 International Plaza, Singapore 079903. Their telephone number is +65 96449531.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the documents listed below:

●	our latest annual report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 29, 2026;

●	the description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on October 18, 2023, and any amendment or report filed for the purpose of updating such description;

●	our current reports of foreign private issuer on Form 6-K, furnished to the SEC on January 9, 2026, February 18, 2026, February 25, 2026, March 24, 2026, April 3, 2026, April 23, 2026, and May 6, 2026.

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

WEBUY GLOBAL LTD

35 Tampines Street 92

Singapore 528880
+65 8859 9762

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Class A Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Class A Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

50,200,000 Class A Ordinary Shares to be Sold by the Selling Shareholder

WEBUY GLOBAL LTD

May 6, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our second amended and restated articles of association provide to the extent permitted by law, we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

Upon the incorporation of the Company on August 29, 2022, we had an authorized share capital of $100,000. On August 29, 2022, in connection with NRI Share Swap Agreement, the Company acquired 100% of the issued shares of New Retail (being 16,644 shares comprising (a) 8,202 ordinary shares denominated in SGD, (b) 3,440 preference shares denominated in SGD, and (c) 5,002 preference shares denominated in USD) through the Share Swap. Following the Share Swap, New Retail became a wholly owned subsidiary of the Company and the former shareholders, holders of warrants, convertible notes and SAFE of New Retail held 100% of the issued ordinary shares of the Company. These shares were issued in reliance on the exemption under Regulation S of the Securities Act.

On May 2, 2023, we amended and restated our Memorandum and Articles of Association, increased the authorized share capital of the Company from US$100,000 divided into 100,000,000 shares of a par value of US$0.001 each to US$100,100 divided into 100,100,000 shares of a par value of US$0.001 each and subdivided every issued and unissued share of par value of US$0.001 each to 2,600 shares of a par value of US$0.000000385 each (the “Share Subdivision”). We had 18,466 ordinary shares of par value of US$0.001 each issued and outstanding before the Share Subdivision. After the Share Subdivision, the authorized share capital of the Company was US$100,100 divided into 260,000,000,000 shares of a par value of US$0.000000385 each and there were 48,011,600 ordinary shares of a par value of US$0.000000385 each issued and outstanding.

On March 8, 2024, the Company held an EGM and effected an amendment to its amended and restated memorandum and articles of association, under which the authorized share capital, which was US$100,100 divided into 260,000,000,000 ordinary shares, of a par value of US$0.000000385 each, was redesignated into (a) 259,950,000,000 Class A Ordinary Shares and (b) 50,000,000 Class B ordinary shares, among which the 21,395,400 authorized and issued and outstanding ordinary shares held by BIN XUE, GBUY GLOBAL LTD, and WEBUY TALENT LTD were re-designated and re-classified as 21,395,400 class B ordinary shares with a par value of US$0.000000385 each.

On December 18, 2024, the Company held an AGM at which the shareholders approved, among others, a share consolidation of the Company’s issued and unissued ordinary shares at a ratio of not less than one (1)-for-ten (10) and not more than one (1)-for-forty (40) (the “Range”), with the exact ratio within the Range and the exact date to be determined by the Board in its sole discretion within 1 year. On January 15, 2025, the Board approved a share consolidation at a ratio of one (1)-for-forty (40), resulting in a change of the Company’s authorised share capital from US$100,100 divided into 260,000,000,000 ordinary shares, of a par value of US$0.000000385 each, divided into (a) 259,950,000,000 Class A Ordinary Shares of a par value of US$0.000000385 each and (b) 50,000,000 Class B Ordinary Shares of a par value of US$0.000000385 each to US$100,100 divided into 6,500,000,000 shares of a nominal or par value of US$0.0000154 each in the share capital of the Company divided into 6,498,750,000 Class A Ordinary Shares of a nominal or par value of US$0.0000154 each and 1,250,000 Class B Ordinary Shares of a nominal or par value of US$0.0000154 each.

On March 21, 2025, the Company held an EGM and effected (i) a share consolidation of the Company’s issued and unissued ordinary shares at a ratio of one (1)-for-three (3), resulting in a change of the Company’s authorised share capital from US$100,100 divided into 6,500,000,000 ordinary shares of a par value of US$0.0000154 each comprising (a) 6,498,750,000 Class A Ordinary Shares of a par value of US$0.0000154 each and (b) 1,250,000 Class B Ordinary Shares of a par value of US$0.0000154 each, to US$100,100 divided into 2,166,666,666.666 ordinary shares of a par value of US$0.0000462 each comprising (a) 2,166,250,000 Class A Ordinary Shares of a par value of US$0.0000462 each and (b) 416,666.666 Class B Ordinary Shares of a par value of US$0.0000462 each; and (ii) immediately following the share consolidation becoming effective, the authorized but unissued share capital of the Company was diminished by US$0.0000308 by the cancellation of the 0.666 authorized but unissued Class B Ordinary Shares with par value of US$0.0000462 each in the capital of the Company (the “Diminution”) such that immediately following the Diminution, the authorized share capital of the Company was US$100,099.9999692 divided into 2,166,666,666 ordinary shares of a par value of US$0.0000462 each comprising (a) 2,166,250,000 Class A Ordinary Shares of a par value of US$0.0000462 each and (b) 416,666 Class B Ordinary Shares of a par value of US$0.0000462 each.

On November 19, 2025, PTWB, a 95% owned subsidiary of the Company, has incurred accounts payable in aggregate amount of US$614,430.06 to certain creditors, who designated an individual, Xue Guo Dong, a resident of the People’s Republic of China, to receive settlement on their behalf. On November 19, 2025, the Company decided to settle the accounts payable on behalf of PTWB by entering into debt settlement and mutual release agreements (the “Agreements”) with Xue Guo Dong. Pursuant to the Agreements, the Company would issue 391,357 Class A Ordinary Shares (the “Shares”), valued at US$1.57 per Share, which is the closing price as reported by Nasdaq on November 18, 2025. On November 26, the Company issued 391,357 Shares. The issuance was made in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering. The Shares issued are restricted securities subject to applicable holding period and resale limitations under Rule 144.

On February 17, 2026, the Company issued an aggregate of 376,413 Class A Ordinary Shares upon the conversion of outstanding convertible loans pursuant to amended convertible loan agreements entered by and among the Company, New Retail, Hong Haicheng and Chen Yonglong. The shares were issued to Hong Haicheng (133,387 shares) and Chen Yonglong (243,026 shares) at a conversion price of $1.19 per share. The issuance was made in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering. The shares issued are restricted securities subject to applicable holding period and resale limitations under Rule 144.

On February 17, 2026, the Company entered into a debt settlement agreement (the “Debt Settlement Agreement”) with certain creditors (the “Creditors”) in connection with accounts payable in the aggregate amount of US$688,404.92 incurred by WTPL, New Retail, and TWW in the ordinary course of business. Pursuant to the Debt Settlement Agreement, the Company agreed to settle, discharge and release all outstanding accounts payable owed by the Subsidiaries to the Creditors through a debt-to-equity exchange, under which the Company issued an aggregate of 593,453 Class A Ordinary Shares (the “Settlement Shares”), at a deemed price of $1.16 per share, representing the closing price of the Company’s Class A Ordinary Shares on the Nasdaq Capital Market on February 13, 2026. The Creditors directed the Company to issue their respective Settlement Shares to Hongliang Mao on their behalf, while one Creditor received the Settlement Shares directly. The issuance of the Settlement Shares was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering. The Settlement Shares constitute restricted securities and are subject to applicable holding period and resale limitations under Rule 144.

On February 19, 2026, the Company entered into a securities subscription agreement, as amended (the “PIPE Agreement”), with Zheng Mingjie (the “Investor”) on February 19, 2026, pursuant to which the Company agreed to issue and sell to the Investor its Class A ordinary shares, par value $0.0000462 per share, of the Company (the “PIPE Shares”) for an aggregate purchase price of US$1,000,000 (the “Purchase Price”) at a purchase price per share equal to 90% of the average closing price of the Company’s Class A ordinary shares on the Nasdaq Capital Market for the five (5) trading days immediately preceding the closing date. The Company received $600,000 on February 19, 2026, and the remaining Purchase Price of $400,000 on March 13, 2026. Based on the pricing formula set forth in the PIPE Agreement, the purchase price per share was calculated to be $0.8776. Accordingly, the Company issued 1,139,472 PIPE Shares to the Investor. The issuance of PIPE Shares issued in this private placement was made in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as a transaction not involving a public offering.

On April 15, 2026, the Board and the compensation committee of the Company approved the entry into the following agreements with Bin Xue, the Company’s Chief Executive Officer, including (i) a share award agreement (the “Share Award Agreement”) with Mr. Xue on April 15, 2026, pursuant to which the Company agreed to issue 300,000 Class A Ordinary Shares to Mr. Xue as supplemental compensation for his services as Chief Executive Officer during FY2026. The shares vest immediately upon issuance, subject to a twelve (12) month lock-up period from the date of issuance. The fair value per share used to determine the number of Class A Ordinary Shares issuable under the Share Award Agreement was US$1.17 per share, based on a valuation mutually agreed by the Company and Mr. Xue, representing aggregate compensation of US$351,000; and (ii) a share purchase agreement (the “Share Purchase Agreement”) with Mr. Xue on April 15, 2026, pursuant to which Mr. Xue agreed to purchase, and the Company agreed to sell and issue, 100,000 Class B ordinary shares (the “Purchased Shares”), par value US$0.0000462 per share (“Class B Ordinary Shares”), at a purchase price per share equivalent to the market price per Class A Ordinary Share as quoted on the Nasdaq Capital Market. The aggregate subscription amount payable by Mr. Xue under the Share Purchase Agreement for the 100,000 Class B Ordinary Shares is US$117,000 (the “Purchase Price”), based on the purchase price of US$1.17 per share. The Company received the Purchase Price and issued the Purchased Shares on April 21, 2026. The Purchased Shares were issued in a private placement exempt from the registration requirements of the U.S. Securities Act of 1933, as amended, pursuant to Regulation S promulgated thereunder.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See Exhibit Index beginning on page II-8 of this registration statement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated firm commitment offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)	To file a post-effective amendment to the registration statement to include any financial statements required by item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(6)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore on May 6, 2026.

WEBUY GLOBAL LTD

By:	/s/ Bin Xue
Bin Xue
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Bin Xue as attorney-in-fact with full power of substitution, for him in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of the ordinary shares of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bin Xue	Chief Executive Officer and Chairman of the Board of Directors	May 6, 2026
Name: Bin Xue	(Principal Executive Officer)

/s/ Youyi Zhang	Chief Financial Officer	May 6, 2026
Name: Youyi Zhang	(Principal Accounting and Financial Officer)

/s/ William Tat-Nin Chang	Independent Director	May 6, 2026
Name: William Tat-Nin Chang

/s/ Lizhi Qiao	Independent Director	May 6, 2026
Name: Lizhi Qiao

/s/ Amanda Guo Jie	Independent Director	May 6, 2026
Name: Amanda Guo Jie

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on May 6, 2026.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form F-1 filed with the SEC on April 17, 2024)
4.1	Description of Securities (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 20-F, filed with the SEC on April 29, 2026)
4.2	Ordinary Share Purchase Agreement, dated as of March 23, 2026, by and between the Registrant and Dogwood Partners (incorporated by reference to Exhibit 10.1 to Form 6-K filed on March 24, 2026)
4.3	Registration Rights Agreement, dated as of March 23, 2026, by and between the Registrant and Dogwood Partners (incorporated by reference to Exhibit 10.2 to Form 6-K filed on March 24, 2026)
5.1*	Opinion of Conyers Dill & Pearman Pte. Ltd. regarding the validity of the Class A Ordinary Shares being registered
10.1	Form of Employment Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s registration statement on Form F-1 filed with the SEC on April 17, 2024)
10.2	Form of Director Offer Letter (incorporated by reference to Exhibit 10.2 to the Registrant’s registration statement on Form F-1 filed with the SEC on April 17, 2024)
10.3	Form of Independent Director Offer Letter (incorporated by reference to Exhibit 10.3 to the Registrant’s registration statement on Form F-1 filed with the SEC on April 17, 2024)
10.4	Form of Group Leader Contract (incorporated by reference to Exhibit 10.4 to the Registrant’s registration statement on Form F-1 filed with the SEC on April 17, 2024)
10.5	Form of Supplier Sales Contract (incorporated by reference to Exhibit 10.5 to the Registrant’s registration statement on Form F-1 filed with the SEC on April 17, 2024)
10.6	Share Swap Agreement by and among New Retail and Shareholders dated August 29, 2022 (incorporated by reference to Exhibit 10.6 to the Registrant’s registration statement on Form F-1 filed with the SEC on April 17, 2024)
10.7	Form of Collaboration Agreement between PT Webuy Social Indonesia and Indonesian Local Stores (incorporated by reference to Exhibit 10.7 to the Registrant’s registration statement on Form F-1 filed with the SEC on April 17, 2024)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 8.1 to the Registrant’s registration statement on the Registrant’s Form 20-F filed with the SEC on April 29, 2026)
23.1*	Consent of OneStop Assurance PAC
23.2*	Consent of Conyers Dill & Pearman Pte. Ltd. (included in Exhibit 5.1)
23.3*	Consent of Triangle Legal LLC
23.4*	Consent of Bursa Hukum
99.1	Code of Business Conduct and Ethics of the Registrant (incorporated by reference to Exhibit 99.1 to the Registrant’s registration statement on Form F-1 filed with the SEC on May 3, 2023)
99.2	Insider Trading Policy (incorporated by reference to Exhibit 11.2 to the Registrant’s Form 20-F, filed with the SEC on April 15, 2024)
99.3	Compensation Recovery Policy (incorporated by reference to Exhibit 97.1 to the Registrant’s Form 20-F, filed with the SEC on April 15, 2024)
107*	Filing Fee table

*	Filed herein.